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            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

                         KANEB PIPE LINE PARTNERS, L.P.

                                 MAY ____, 1995



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                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
ARTICLE 1 -- DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Additional Limited Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Adjusted Capital Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Adjusted Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Agreed Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Agreed Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assignee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assignment of Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Available Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Book-Tax Disparity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Capital Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Capital Asset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Carrying Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Cash from Interim Capital Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Cash from Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Citizenship Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Closing Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Combined Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Common Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Contributed Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Contributing Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Contribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Cumulative Preference Unit Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Cumulative Senior Preference Unit Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Curative Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Current Market Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Delaware Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Departing Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Economic Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Eligible Citizen . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Exchange Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Expansive Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         First Liquidation Target Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         First Target Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         First Target Distribution Cumulative Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         General Partner Equity Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                       i
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
         Indemnitee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Independent Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Initial Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Interim Capital Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Kaneb  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         KPL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Limited Partner Equity Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Liquidating Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         LP Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Majority Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Minimum Gain Attributable to Partner Nonrecourse Debt  . . . . . . . . . . . . . . . . . . . . . . .   6
         Minimum Quarterly Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         NASDAQ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         National Securities Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Net Agreed Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Net Termination Sales Gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Net Termination Sales Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Non-citizen Assignee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Nonrecourse Built-in Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Nonrecourse Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Operating Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Operating Partnership Agreement: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partner Nonrecourse Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partner Nonrecourse Deductions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership Minimum Gain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Partnership Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Partnership's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Payment Priority Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Per Unit Capital Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Percentage Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Permitted Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Pipeline System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Preference Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Preference Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Preference B Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Preference Unit Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Preference B Unit Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Purchase Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Recapture Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


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
         Recaptured Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Reconstituted Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Record Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Redeemable Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Remaining Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Required Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Residual Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Residual Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Second Liquidation Target Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Second Target Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Second Target Distribution Cumulative Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 754 Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Senior Preference Unit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Senior Preference Unit Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Special Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Substituted Limited Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Subsidiary Partnership Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Terminating Capital Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Third Liquidation Target Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Third Target Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Third Target Distribution Cumulative Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Trading Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Transfer Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Underwriting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Unit Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Unit Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Unrealized Gain  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Unrealized Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Unrecovered Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 2 -- FORMATION AND CONTINUATION OF PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.1  Formation and Continuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.2  Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3  Names and Addresses of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.4  Principal Office of the Partnership; Registered Office and Agent  . . . . . . . . . . . . . . .  12
         2.5  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.6  Possible Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 3 -- PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4 -- CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.1  Initial Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.2  Contributions on the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.3  Additional Issuances of Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

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
         4.4  Limitations on Issuances During the Preference Period.  . . . . . . . . . . . . . . . . . . . .  14
         4.5  Capital Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.6  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.7  No Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.8  Loans from Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.9  No Fractional LP Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.10  Record of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.11  Splits and Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.12  No Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 5 -- ALLOCATIONS AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.1  Allocations For Capital Account Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2  Allocations for Tax Purposes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.3  Requirement and Characterization of Distributions . . . . . . . . . . . . . . . . . . . . . . .  24
         5.4  Distributions During Preference Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.5  Distributions After Preference Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.6  Distributions of Cash from Interim Capital Transactions . . . . . . . . . . . . . . . . . . . .  26
         5.7  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.8  Adjustment of Distribution and Target Distribution Levels . . . . . . . . . . . . . . . . . . .  30
         5.9  Exchange of LP Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.10  Restrictions on Distributions on, and Acquisitions of, Preference Units,
               Preference B Units and Common Units during the Preference Period . . . . . . . . . . . . . . .  31
         5.11  Reimbursements and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 6 -- MANAGEMENT AND OPERATION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.1  Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.2  Reliance By Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.3  Purchase or Sale of LP Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.4  Compensation and Reimbursement of the General Partner . . . . . . . . . . . . . . . . . . . . .  34
         6.5  Partnership Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.6  Loans from the General Partner; Contracts with Affiliates . . . . . . . . . . . . . . . . . . .  34
         6.7  Liability of Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.8  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.9  Other Matters Concerning the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.10  Registration Rights of KPL and its Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.11  Title to Partnership Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.12  Resolution of Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.13  Restrictions on General Partner's Authority  . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.14  Outside Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 7 -- RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.1  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2  Management of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.3  Outside Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.4  Return of Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.5  Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 8 -- BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.1  Records and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.2  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.3  Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 9 -- TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.1  Section 754 Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.2  Preparation of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.3  Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.4  Tax Controversies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         9.5  Tax Basis and Value Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.6  Entity-Level Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.7  Entity-Level Deficiency Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.8  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.9  Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.10 General Partner Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 10 -- POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE 11 -- ISSUANCE OF UNIT CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.1  Issuance of Unit Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         11.2  Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . .  46
         11.3  Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         11.4  Registered Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE 12 -- TRANSFER OF PARTNERSHIP INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         12.1  Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         12.2  Transfer of Interests of the General Partner . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12.3  Transfer of LP Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         12.4  Restrictions on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         12.5  Citizenship Certificates; Non-citizen Assignees  . . . . . . . . . . . . . . . . . . . . . . .  49
         12.6  Redemption of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 13 -- ADMISSION OF PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.1  Admission of Substituted Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.2  Admission of Additional Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.3  Admission of Successor or Additional General Partner . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 14 -- WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER  . . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.1  Withdrawal or Removal of the General Partner.  . . . . . . . . . . . . . . . . . . . . . . . .  52
         14.2  Withdrawal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         14.3  Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.4  Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         14.5  Amendment of Certificate of Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . .  54
         14.6  Interest of Departing Partner and Successor  . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 15 -- DISSOLUTION AND LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         15.1  Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         15.2  Continuation of the Business of the Partnership  . . . . . . . . . . . . . . . . . . . . . . .  56
         15.3  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         15.4  Distribution in Kind . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         15.5  Cancellation of Certificate of Limited Partnership . . . . . . . . . . . . . . . . . . . . . .  57
         15.6  Reasonable Time for Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         15.7  Return of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         15.8  No Capital Account Restoration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         15.9  Waiver of Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 16 -- AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE . . . . . . . . . . . . . . . . . . .  58
         16.1  Amendments to be Adopted Solely by the General Partner . . . . . . . . . . . . . . . . . . . .  58
         16.2  Amendment Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         16.3  Special Amendment Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         16.4  Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         16.5  Notice of a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.6  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.7  Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.8  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.9  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.10  Conduct of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         16.11  Action Without a Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         16.12  Voting and Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE 17 -- MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         17.1  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         17.2  Procedure for Merger or Consolidation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         17.3  Approval by Limited Partners of Merger or Consolidation. . . . . . . . . . . . . . . . . . . .  62
         17.4  Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         17.5  Effect of Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 18 -- RIGHT TO PURCHASE LP UNITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         18.1  Right to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         18.2  Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE 19 -- GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         19.1  Addresses and Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         19.2  Consent of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         19.3  Titles and Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.4  Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.5  Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.6  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.7  Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.8  Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.9  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.10  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.11  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         19.12  Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

APPENDIX A-1
APPENDIX A-2
APPENDIX A-3
APPENDIX A-4
APPENDIX B

            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

                         KANEB PIPE LINE PARTNERS, L.P.

         This Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Partners, L.P. (herein called this "Agreement") is entered into by and among Kaneb Pipe Line Company, a Delaware corporation ("KPL"), as general partner of the Partnership, and the limited partners of the Partnership, as hereinafter provided.

         WHEREAS, KPL and the other parties thereto entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 27, 1989; and

         WHEREAS, such agreement was subsequently amended by Amendment No. 1 thereto dated ____, 1994; and

         WHEREAS, KPL now desires to further amend and restate the agreement of limited partnership of the Partnership, as heretofore amended, to provide for the issuance of an additional class of partnership interests (identified herein as Preference B Units), to set forth the rights of the holders of the Preference B Units, to provide certain rights of exchange with respect to the Preference Units and the Preference B Units and to effect certain other changes of an administrative nature in such agreement of limited partnership; and

         WHEREAS, Section 16.1 of such agreement of limited partnership permits the General Partner to amend such agreement to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect or, subject to Section 4.4, a change that is necessary or desirable in connection with the issuance of any class of LP Units pursuant to Section 4.3; and

         WHEREAS, the General Partner has determined that each of the changes effected hereby is permitted by an amendment to the agreement of limited partnership of the Partnership effected by the General Partner without the consent of any Limited Partner or Assignee;

         NOW, THEREFORE, the General Partner does hereby amend and restate the agreement of limited partnership of the Partnership to provide, in its entirety, as follows:

                            ARTICLE 1 -- DEFINITIONS

         Unless clearly indicated to the contrary, the terms defined in this
Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

         Additional Limited Partner: A Person admitted to the Partnership as a Limited Partner pursuant to Section 13.2 and who is shown as such on the books and records of the Partnership.

         Adjusted Capital Account: The Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain chargeback pursuant to Section 5.1.4.1 and 5.1.4.2). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         Adjusted Property: Any property the Carrying Value of which has been adjusted pursuant to Section 4.5.4.1 or 4.5.4.2. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.5.4.1 or 4.5.4.2.

         Affiliate: Any Person directly or indirectly controlling, controlled by or under common control with the Person in question. As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreed Allocation: Any allocation, other than a Required Allocation, of an item of income, gain, deduction or loss pursuant to the provisions of Section 5.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         Agreed Value: Of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.5.3. Subject to Section 4.5.3, the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

         Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         Assignee: A Non-citizen Assignee or Person to whom one or more LP Units have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

         Assignment of Leases: Collectively, those two certain Assignment of Lease Agreements dated October 3, 1989, among KPL, Kaneb and the Partnership.

         Available Cash:  Has the meaning set forth in Section 5.7.1.

         Book-Tax Disparity: With respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
4.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

         Capital Account: The capital account maintained for a Partner or Assignee pursuant to Section 4.5.

         Capital Asset: Any asset on the Partnership's balance sheet, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

         Capital Contribution: Any cash, cash equivalents or the Net Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to Section 4.1, 4.2, 4.3, 4.5 or 14.6.2.2.

         Carrying Value: (a) With respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partner's and Assignee's Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.5.4.1 and 4.5.4.2, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership Assets, as deemed appropriate by the General Partner.

         Cash from Interim Capital Transactions: Has the meaning set forth in
Section 5.7.2.

         Cash from Operations: Has the meaning set forth in Section 5.7.3.

         Certificate: A certificate issued by the Partnership evidencing ownership of one or more LP Units.

         Certificate of Limited Partnership: The Certificate of Limited Partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Delaware Act.

         Citizenship Certification: A properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to his best knowledge such other Person) is an Eligible Citizen.

         Closing Date:  October 3, 1989.

         Closing Price: With respect to any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the LP Units are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the National Securities Exchange on which the LP Units are listed or admitted or trading or, if the LP Units are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such day the LP Units are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the LP Units selected by the Independent Committee or, if on such day no market maker is making a market in the LP Units, the fair market value of such LP Units on such day as determined reasonably and in good faith by the Independent Committee.

         Code: The Internal Revenue Code of 1986, as amended and hereafter amended, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code or applicable regulations shall be deemed to include a reference to any corresponding provision of future law or regulation.

         Combined Interest:  Has the meaning set forth in Section 14.6.1.

         Commission:  The Securities and Exchange Commission.

         Common Unit: One of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Common Unit".

         Contributed Property: Each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code or otherwise). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.5.4.1, such property shall no longer constitute a Contributed Property but shall be deemed an Adjusted Property for such purposes.

         Contributing Partner: Any Partner contributing (or deemed to have contributed on the termination and reconstitution of the Partnership pursuant to
Section 708 of the Code or otherwise) Contributed Property to the Partnership.

         Contribution Agreement: That certain Contribution Agreement dated as of October 3, 1989, among KPL, the Partnership, the Operating Partnership and Kaneb wherein KPL agrees (i) to contribute to the Operating Partnership certain designated assets and the Operating Partnership agrees to assume certain designated liabilities and (ii) to contribute its limited partner interest in the Operating Partnership to the Partnership in exchange for LP Units.

         Cumulative Preference Unit Deficiency: Has the meaning set forth in
Section 5.7.4.

         Cumulative Preference B Unit Deficiency: Has the meaning set forth in
Section 5.7.5.

         Cumulative Senior Preference Unit Deficiency: Has the meaning set forth in Section 5.7.6.

         Curative Allocation: Any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1.4.11.

         Current Market Price: With respect to an LP Unit as of any date means the average of the daily Closing Price per LP Unit for the 20 consecutive Trading Days immediately prior to such date.

         Delaware Act: The Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.), as it may be amended from time to time, and any successor to such statute.

         Departing Partner: A former General Partner, as of the effective date of any withdrawal or removal of such General Partner pursuant to Section 14.1.

         Economic Risk of Loss: Has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

         Eligible Citizen: A Person qualified to own interests in real property in jurisdictions in which the Partnership or the Operating Partnership does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject the Partnership or the Operating Partnership to a substantial risk of cancellation or forfeiture of any of their property or any interest therein.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and any successor to such statute.

         Exchange Date:  Has the meaning set forth in Section 5.9.1.

         Expansive Capital Expenditures: Cash capital expenditures made to increase the throughput or deliverable capacity or terminaling capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of the Partnership, the Operating Partnership and any Subsidiary, taken as a whole, from the throughput or deliverable capacity or terminaling capacity (assuming normal operating conditions, including down-time and maintenance) existing immediately prior to such capital expenditures. Where cash capital expenditures are made in part to increase the throughput or deliverable capacity or terminaling capacity of the assets of the Partnership, taken as a whole, and in part for other purposes, the General Partner's good faith allocation thereof between the portion increasing capacity and the portion for other purposes shall be conclusive.

         First Liquidation Target Amount: Has the meaning set forth in Section 5.7.7.

         First Target Distribution: Has the meaning set forth in Section 5.7.8.

         First Target Distribution Cumulative Deficiency: Has the meaning set forth in Section 5.7.9.

         General Partner: KPL or any successor or additional General Partner admitted pursuant to Section 13.3.

         General Partner Equity Value: As of any date of determination, the fair market value of the General Partner's Partnership Interest (including any LP Units owned by the General Partner), as determined by the General Partner using whatever reasonable method of valuation it may adopt.

         Indemnitee: The General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or Departing Partner, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or the Departing Partner as a director, officer, employee, partner, agent or trustee of another Person.

         Independent Committee: A committee of the Board of Directors of the General Partner composed entirely of directors who are neither officers nor employees of Kaneb, the General Partner or any of their Affiliates.

         Initial Offering: The initial public offering of Senior Preference Units, as described in the Registration Statement.

         Interim Capital Transaction: Has the meaning set forth in Section
5.7.10.

         Kaneb:  Kaneb Services, Inc., a Delaware corporation.

         KPL:  Kaneb Pipe Line Company, a Delaware corporation.

         Limited Partner: Kaneb, each Additional Limited Partner, any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 14.6.2, each Substituted Limited Partner and, solely for purposes of Articles 4, 5 and 6 and Sections 15.3 and 15.4, each Assignee.

         Limited Partner Equity Value: As of any date of determination, the amount equal to the product of (a) the total number of LP Units outstanding (immediately prior to an issuance of LP Units or distribution of cash or Partnership property), other than LP Units held by the General Partner or an Affiliate of the General Partner, multiplied by (b)(i) in the case of a valuation required by Section 4.5.4.1 (other than valuations caused by sales of a de minimis quantity of LP Units), the price at which an LP Unit is purchased from the Partnership or (ii) in the case of a valuation required by Section
4.5.4.2 (or a valuation required by Section 4.5.4.1 caused by sales of a de minimis quantity of LP Units) the Closing Price.

         Liquidating Trustee: The General Partner, unless dissolution was caused by an event described in Section 15.1.2 then the liquidator or liquidating committee chosen pursuant to Section 15.3.

         LP Unit: A Partnership Interest of a Limited Partner or Assignee in the Partnership representing such fractional part of the Partnership Interests of all the Limited Partners and Assignees as shall be determined by the General Partner pursuant to this Agreement in connection with the issuance of Partnership Interests pursuant to Article 4 and the making of Capital Contributions by Additional Limited Partners and shall include the Senior Preference Units, Preference Units, Preference B Units and Common Units; provided, however, that each LP Unit of any class at any time outstanding shall represent the same fractional part of the Partnership Interests of such class of all Limited Partners as each other LP Unit of such class.

         Majority Interest: Limited Partners holding more than 50% of the issued and Outstanding LP Units at any given time, voting as a single class.

         Minimum Gain Attributable to Partner Nonrecourse Debt: That amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

         Minimum Quarterly Distribution: Has the meaning set forth in Section 5.7.11.

         NASDAQ: The National Association of Securities Dealers, Inc. Automated Quotation System.

         National Securities Exchange: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

         Net Agreed Value: Means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         Net Income: For any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.5.2 and shall not include any items specially allocated under Section 5.1.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         Net Loss: For any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.5.2 and shall not include any items specially allocated under Section 5.1.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         Net Termination Sales Gain: Has the meaning set forth in Section
5.7.12.

         Net Termination Sales Loss: Has the meaning set forth in Section
5.7.13.

         Non-citizen Assignee: A Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 12.5.

         Nonrecourse Built-in Gain: With respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2.2.1(A), 5.2.2.2(A) or 5.2.2.4 if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         Nonrecourse Deductions: Any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         Nonrecourse Liability: Has the meaning set forth in Treasury Regulation
Section 1.704-1(a)(2).

         Operating Partnership: Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership established pursuant to the Operating Partnership Agreement.

         Operating Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of the Operating Partnership as it may be amended, supplemented or restated from time to time.

         Opinion of Counsel: A written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

         Outstanding: All LP Units or other Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

         Partner: A General Partner or a Limited Partner and solely for purposes of Articles 4, 5 and 6 and Sections 15.3 and 15.4 shall include an Assignee.

         Partner Nonrecourse Debt: Has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         Partner Nonrecourse Deductions: Any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         Partnership: The limited partnership heretofore formed and continued pursuant to this Agreement, and any successor thereto.

         Partnership Assets: All assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

         Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, his (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets and (iii) right, if the General Partner, to participate in the management of the affairs of the Partnership.

         Partnership Minimum Gain: That amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         Partnership Securities:  Has the meaning set forth in Section 4.3.1.

         Partnership Year: Means the fiscal year of the Partnership, which shall be the calendar year.

         Partnership's Accountants: Such nationally recognized firm of independent public accountants as is selected, from time to time, by the General Partner.

         Payment Priority Agreement: Means that certain Payment Priority Agreement dated as of October 3, 1989, between KPL and the Operating Partnership.

         Per Unit Capital Amount: As of any date of determination, the Capital Account, stated on a per LP Unit basis underlying any LP Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds LP Units.

         Percentage Interest: Means, as of the date of determination, (a) as to the General Partner in its capacity as such, 1/99th, (b) as to any Limited Partner or Assignee holding LP Units, the product of (i) 98/99 multiplied by
(ii) the quotient of the number of LP Units held by such Limited Partner or Assignee divided by the total number of all LP Units then Outstanding; provided, however, that following any issuance of additional LP Units by the Partnership pursuant to Section 4.3, proper adjustment shall be made to the Percentage Interest represented by each LP Unit to reflect such issuance.

         Permitted Indebtedness: $45 million, plus 80% of the aggregate Expansive Capital Expenditures of the Partnership since the Closing Date greater than $45 million. Permitted Indebtedness shall be determined on a consolidated basis.

         Person: Any individual, corporation, association, partnership, joint venture, trust, estate or other entity or organization.

         Pipeline System: shall mean the refined petroleum products pipeline assets and related terminal facilities that was transferred to the Operating Partnership by KPL on the Closing Date, as such facilities may be maintained or improved from time to time.

         Preference Period:  Has the meaning set forth in Section 5.7.14.

         Preference Unit: One of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Preference Unit".

         Preference B Unit: One of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Preference B Unit".

         Preference Unit Deficiency: Has the meaning set forth in Section
5.7.15.

         Preference B Unit Deficiency: Has the meaning set forth in Section 5.7.16.

         Purchase Date: The date determined by the General Partner as the date for purchase of all Outstanding LP Units (other than LP Units owned by the General Partner and its Affiliates) pursuant to Section 18.2.

         Recapture Income: Any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         Recaptured Credits: Credits previously taken against federal income tax liability which are required to be recaptured upon the disposition of any property by the Partnership prior to the end of such property's useful life in determining the amount of the credit relating thereto.

         Reconstituted Partnership: The new limited partnership formed in the manner described in Section 15.2.

         Record Date: The date established by the General Partner for determining (i) the identity of Limited Partners or Assignees, if applicable, entitled to (a) notice of or to vote at any meeting of Limited Partners, (b) give consent in writing in lieu of or in connection with a meeting of Limited Partners or (c) exercise rights in respect of any other lawful action of Limited Partners or (ii) the identity of Record Holders entitled to receive any report, distribution or notice.

         Record Holder: As applied to an LP Unit, the Person in whose name the Unit Certificate evidencing such LP Unit is issued and in whose name such LP Unit is registered on the books of the Registrar as of the opening of business on a particular Business Day.

         Redeemable Units: Any LP Units for which a redemption notice has been given and has not been withdrawn, under Section 12.6.

         Registrar: American Stock Transfer & Trust Co., acting in its capacity as a registered transfer agent of the LP Units, and any successor as registrar of the LP Units.

         Registration Statement: The Registration Statement on Form S-1 (Commission File No. 33-30330), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of Senior Preference Units in the Initial Offering.

         Remaining Capital:  Has the meaning set forth in Section 5.7.17.

         Required Allocation: Any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clause of Section 5.1.2.2 and Sections 5.1.4.1, 5.1.4.2, 5.1.4.4, 5.1.4.5, 5.1.4.6, 5.1.4.7, and 5.1.4.9, such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

         Residual Gain or Residual Loss: Any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2.2.1(A) or 5.2.2.2(A) to eliminate Book-Tax Disparities.

         Second Liquidation Target Amount: Has the meaning set forth in Section 5.7.18.

         Second Target Distribution: Has the meaning provided in Section 5.7.19.

         Second Target Distribution Cumulative Deficiency: Has the meaning set forth in Section 5.7.20.

         Section 754 Election: An election under Section 754 of the Code relating to the adjustment of the adjusted basis of Partnership Assets as provided in Sections 734 and 743 of the Code.

         Securities Act: The Securities Act of 1933, as amended, and any successor to such statute.

         Senior Preference Unit: One of that certain class of LP Units with those special rights and obligations specified in this Agreement as being appurtenant to a "Senior Preference Unit".

         Senior Preference Unit Deficiency: Has the meaning set forth in Section 5.7.21.

         Special Approval: Approval by a majority of the members of the Board of Directors of the General Partner that includes approval by a majority of the members of the Independent Committee.

         Substituted Limited Partner: A Person who is admitted as a Limited Partner in the Partnership pursuant to Section 13.1 and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         Subsidiary of any Person: Either (i) a corporation a majority of whose voting capital stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or subsidiary of such person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         Subsidiary: Any subsidiary of the Partnership.

         Subsidiary Partnership Agreement: With respect to any Subsidiary that is a partnership, the agreement of the partners thereof as to the affairs and the conduct of the business of such partnership.

         Terminating Capital Transaction: Has the meaning set forth in Section 5.7.22.

         Third Liquidation Target Amount: Has the meaning set forth in Section 5.7.23.

         Third Target Distribution: Has the meaning set forth in Sections
5.7.24.

         Third Target Distribution Cumulative Deficiency: Has the meaning set forth in Section 5.7.25.

         Trading Day: Means a day on which the principal National Securities Exchange on which such class or series of LP Units are listed or admitted to trading is open for the transaction of business or, if no LP Units are listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

         Transfer Agent: The Registrar or any bank, trust company or other Person (including the General Partner or any of its Affiliates) appointed by the Partnership to act as a transfer agent for the LP Units.

         Transfer Application: An application and agreement for transfer of LP Units for such class of LP Units in the form set forth on the back of the Unit Certificate and attached to this Agreement as Appendix B by which a transferee
(i) requests admission to the Partnership as a Substituted Limited Partner, (ii) agrees to be bound by the terms and conditions of this Agreement, (iii) represents that he has authority to enter into this Agreement, (iv) grants a power of attorney to the General Partner and the Liquidating Trustee, and (v) makes the consents and waivers contained in this Agreement.

         Underwriting Agreement: The agreement dated as of September 25, 1989, among the Partnership, KPL, the Operating Partnership, Kaneb and the underwriters named therein with respect to the Initial Offering.

         Unit Certificate: Has the meaning set forth in Section 11.1.

         Unit Price: Of an LP Unit of a given class, as of any date of determination, (i) if the LP Units of such class are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sales prices per LP Unit of such class regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per LP Units of such class regular way, in either case on the principal National Securities Exchange on which the LP Units of such class are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (ii) if the LP Units of such class are not listed or admitted to trading on a National Securities Exchange but are quoted by NASDAQ, the average of the last reported sales prices per LP Unit of such class regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted, the average of the closing bid prices per LP Unit of such class for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the LP Units of such class are not listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of an LP Unit of such class as of such date of determination, as determined by the Independent Committee using any reasonable method of valuation.

         Unrealized Gain: Attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5.4 as of such date).

         Unrealized Loss: Attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.5.4 as of such date) over the fair market value of such property as of such date of determination.

         Unrecovered Capital:  Has the meaning set forth in Section 5.8.1.

             ARTICLE 2 -- FORMATION AND CONTINUATION OF PARTNERSHIP

         2.1 Formation and Continuation. Subject to the provisions of this Agreement, the General Partner and each Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         2.2 Name. The name of the Partnership shall be "Kaneb Pipe Line Partners, L.P." The business of the Partnership shall be conducted under the name of "Kaneb Pipe Line Partners, L.P." or such other name, including the name of the General Partner or any Affiliate, as the General Partner may from time to time determine. The words "L.P." or "Limited Partnership" or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners. Notwithstanding the foregoing, unless otherwise permitted by Kaneb, in the event that neither KPL nor any Affiliate of Kaneb is the general partner of the Partnership, the Partnership shall change its name to a name not including "Kaneb" and shall cease using the name "Kaneb" or other names or symbols associated therewith.

         2.3 Names and Addresses of Partners. The General Partner of the Partnership is KPL. The business address of the General Partner is 2435 North Central Expressway, Richardson, Texas 75080. The General Partner may change its address at any time and from time to time. The date upon which the General Partner became a Partner in the Partnership is as set forth in the books and records of the Partnership. The names and business, residence or mailing addresses of the Limited Partners and the date on which each such Person became a Limited Partner are as set forth from time to time in the books and records of the Partnership.

         2.4 Principal Office of the Partnership; Registered Office and Agent. The principal office of the Partnership shall be located at 2435 North Central Expressway, Richardson, Texas 75080. The General Partner may, at any time and from time to time, change the location of the Partnership's principal office and may establish such additional offices of the Partnership as the General Partner may from time to time determine. The General Partner shall provide the Limited Partners with written notice of any change in the Partnership's principal office within 90 days after such change. The name of the registered agent for service of process on the Partnership in Delaware is The Corporation Trust Company. The address of the registered agent and the address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         2.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on August 14, 1989, and shall continue in existence until December 31, 2039, unless earlier terminated in accordance with any provisions of this Agreement.

         2.6 Possible Restrictions on Transfer. Notwithstanding anything to the contrary herein, in the event of (i) the enactment (or imminent enactment) of any legislation, (ii) the publication of any temporary or final regulation by the Treasury Department, (iii) any ruling by the Internal Revenue Service or
(iv) any judicial decision, that, in any such case, in the Opinion of Counsel, would result in the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, then, either (a) the General Partner may impose such restrictions on the transfer of LP Units or Partnership Interests as may be required, in the Opinion of Counsel, to prevent the taxation of the Partnership for federal income tax purposes as a corporation or as an association taxable as a corporation, including making any amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate in order to impose such restrictions, provided, that any such amendment to this Agreement which would result in the delisting or suspension of trading of any class of LP Units on any National Securities Exchange on which such class of LP Units is then traded must be approved by the Record Holders of at least a majority in interest of the Outstanding LP Units of such class of LP Units (excluding for purposes of such determination LP Units of such class owned by the General Partner and its Affiliates unless the General Partner and its Affiliates own all of the LP Units of such class of LP Units) or
(b) upon the recommendation of the General Partner and the approval of a Majority Interest (excluding for purposes of such determination LP Units owned by the General Partner and its Affiliates), the Partnership may be converted into and reconstituted as a trust or any other type of legal entity (the "New Entity") in the manner and on other terms so recommended and approved. In such event, the business of the Partnership shall be continued by the New Entity in the manner and on the terms so recommended and approved. Notwithstanding the foregoing, no such reconstitution shall take place unless the Partnership shall have received an Opinion of Counsel to the effect that the liability of the Limited Partners for the debts and obligations of the New Entity shall not, unless such Limited Partners take part in the control of the business of the New Entity, exceed that which otherwise had been applicable to such Limited Partners as limited partners of the Partnership under the Delaware Act.

                              ARTICLE 3 -- PURPOSE

         The purpose and nature of the business to be conducted by the Partnership shall be (i) to serve as limited partner in the Operating Partnership and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership as a limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (ii) to conduct any other business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act and (iii) to do anything necessary or incidental to the foregoing (including, without limitation, the making of capital contributions or loans to the Operating Partnership or any Subsidiary). The General Partner has no obligation or duty to the Partnership, Limited Partners or Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership pursuant to clause (ii) above of any business other than as contemplated by clause (i) above. The General Partner shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

              ARTICLE 4 -- CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

         4.1 Initial Contributions. The initial Capital Contributions to the Partnership consisted of $1,000, which the Partners contributed to the Partnership upon the formation of the Partnership. The General Partner contributed $10 in cash and received in exchange therefor a 1.0% Partnership Interest as General Partner and Kaneb contributed $990 in cash and received in exchange therefor 46 Senior Preference Units representing a 99% Partnership Interest as Limited Partner in the Partnership.

         4.2 Contributions on the Closing Date. On the Closing Date, the General Partner contributed to the Partnership, as provided in the Contribution Agreement, all of its interest as limited partner in the Operating Partnership and received in exchange therefor (i) 4,649,954 Senior Preference Units, 6,000,000 Preference Units and 3,160,000 Common Units representing (together with the 46 Senior Preference Units previously issued to Kaneb) in the aggregate a 98/99th Partnership Interest as Limited Partner in the Partnership and (ii) a Partnership Interest and a credit to its capital account as General Partner in the amount required to increase such capital account to an amount equal to 1/99th of the aggregate capital accounts of all the Partners after giving effect to the issuance of LP Units contemplated by clause (i) of this Section 4.2. The Agreed Value of the General Partner's interest as limited partner in the Operating Partnership on the Closing Date was $306,920,196.

         4.3  Additional Issuances of Securities.

         4.3.1 Subject to the provisions of Section 4.4, the General Partner is authorized to cause the Partnership to issue LP Units or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any unsecured or secured debt obligations of the Partnership or debt obligations of the Partnership convertible into any class or series of equity securities of the Partnership (collectively "Partnership Securities"), in addition to those issued pursuant to Sections 4.1 and 4.2, from time to time to Partners or to other Persons and to admit such Partners or other Persons to the Partnership as Additional Limited Partners, all without the consent or approval of the Limited Partners or any percentage or class thereof. The Partnership may assume liabilities in connection with any such issuance. Subject to the provisions of
Section 4.4 and the requirements of the Delaware Act, the General Partner shall have sole and complete discretion in determining the considerations and terms and conditions with respect to any future issuance of Partnership Securities. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any such future issuance, including, without limitation, compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which any Partnership Securities are listed for trading. Subject to the terms of Section 4.4, the General Partner is authorized to cause the issuance of Partnership Securities pursuant to any plan for the benefit of employees responsible for the operations of the Partnership or the Operating Partnership maintained or sponsored by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them.

         4.3.2 Subject to the provisions of Section 4.4 and the requirements of the Delaware Act, but notwithstanding any other provision of this Agreement to the contrary, Partnership Securities issuable by the Partnership pursuant to this Section 4.3 shall be issuable from time to time in one or more classes or series of classes with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to existing classes and series of Partnership Securities, all as shall be fixed by the General Partner in the exercise of its sole and complete discretion, including, without limitation, (i) the allocation, for federal income and other purposes, to each such class or series of Partnership Securities of items of Partnership income, gain, loss, deduction and credit; (ii) the right of such class or series of Partnership Securities to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Securities upon dissolution and liquidation of the Partnership; (iv) whether such class or series of Partnership Securities is redeemable by the Partnership and, if so, the price at, and the terms and conditions on, which such class or series of Partnership Securities may be redeemed by the Partnership; (v) whether such class or series of Partnership Securities is issued with the privilege of conversion and, if so, the rate at, and the terms and conditions upon, which such class or series of Partnership Securities may be converted into any other class or series of Partnership Securities; (vi) the terms and conditions of the issuance of such class or series of Partnership Securities, the issuance of Unit Certificates in respect thereof, and all other matters relating to the assignment thereof; and (vii) the rights, if any, of each such class or series of Partnership Securities to vote on matters relating to the Partnership and this Agreement. Upon the issuance of any class or series of Partnership Securities, the General Partner (pursuant to the General Partner's powers of attorney from the Limited Partners), without the approval at the time of any Limited Partner or Assignee (each Person accepting Partnership Securities being deemed to approve of such amendment) may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record, if required, an amended Certificate of Limited Partnership and any other documents that may be required in connection therewith, as shall be necessary or desirable to reflect the authorization and issuance of such class or series of Partnership Securities and the relative rights and preferences of such class or series of Partnership Securities as to the matters set forth in the preceding sentence.

         4.4 Limitations on Issuances During the Preference Period. Notwithstanding the terms of Section 4.3, during the Preference Period the Partnership shall not issue (i) an aggregate of more than 10,000,000 Senior Preference Units (excluding for purposes of such determination the 5,000,000 Senior Preference Units issued by the Partnership in connection with its initial public offering and Senior Preference Units issued upon exchanges of Preference Units pursuant to Section 5.9.1); (ii) other Partnership Interests on a parity with, convertible into or exchangeable for Senior Preference Units or (iii) other Partnership Interests having rights to distributions or in liquidation ranking prior or senior to Senior Preference Units; without the prior approval of the Record Holders of at least a majority in interest of the Outstanding Senior Preference Units (excluding for purposes of the approval, Senior Preference Units held by the General Partner and its Affiliates).

         4.5  Capital Accounts.

         4.5.1 The Partnership shall maintain for each Partner (or a beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.5.2 and allocated to such Partner pursuant to
Article 5, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.5.2 and allocated to such Partner pursuant to Section 5.1.

         4.5.2 For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided that:

                 4.5.2.1 All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Sections 5.1.

                 4.5.2.2 Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation
         Section 1.704- 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset).

                 4.5.2.3 Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                 4.5.2.4 In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.5.4 to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                 4.5.2.5 If the Partnership's adjusted basis in depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                 4.5.2.6 Solely for the purpose of this Section 4.5.2, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership.

         4.5.3 Generally, a transferee of a Partnership Interest shall succeed to that portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.5.4.2 and such Carrying Values shall then constitute the Agreed Values of such properties. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.5.

         4.5.4

                 4.5.4.1 Consistent with the provisions of Treasury Regulation
         Section 1.704-1(b)(2)(iv)(f), on an issuance of additional LP Units for cash or Contributed Property or the conversion of the General Partner's

         Partnership Interest as the General Partner to Common Units pursuant to
         Section 14.6.2(a), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section
         5.1. In determining Unrealized Gain or Unrealized Loss for purposes of this Section 4.5.4.1 the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take into account the Limited Partner Equity Value and the General Partner Equity Value. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

                 4.5.4.2 In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than cash or cash equivalents), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall, immediately prior to any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Sales Gain or Net Termination Sales Loss pursuant to Section 5.1.3; provided, however, that, in making any such allocation, Net Termination Sales Gain or Net Termination Sales Loss actually realized shall be allocated first. In determining Unrealized Gain or Unrealized Loss for purposes of this
         Section 4.5.4.2, the aggregate cash amount and fair market values of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to
         Section 708 of the Code, be determined and allocated in the manner provided in Section 4.5.4.1 or (B) in the case of a liquidating distribution pursuant to Section 15.3 or 15.4 be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.

         4.6 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         4.7 No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 5, 14 and 15.

         4.8 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

         4.9 No Fractional LP Units. No fractional LP Units shall be issued by the Partnership.

         4.10 Record of Contributions. The books and records of the Partnership shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Value of any other property contributed by each Partner to the Partnership.

         4.11  Splits and Combinations.

         4.11.1 Subject to the provisions of Section 4.11.4, the General Partner may make a distribution in Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities, but in each case only on a pro rata basis so that, after any such distribution, subdivision or combination, each Record Holder shall have the same Percentage Interest in the Partnership as before such distribution, subdivision or combination.

         4.11.2 Whenever such a distribution, subdivision or combination is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall notify each Record Holder of the distribution, subdivision or combination. The General Partner may, but shall not be required to, cause a firm of independent public accountants selected by it to calculate the number of LP Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the correctness of such a calculation.

         4.11.3 Promptly following such distribution, subdivision or combination, the General Partner may cause the Partnership to issue to the Record Holders as of such Record Date new Unit Certificates representing the new number of LP Units held by such Record Holders, or adopt such other procedures as it may deem appropriate to reflect such distribution, subdivision or combination; provided, however, that in the case of any such distribution, subdivision or combination resulting in a smaller total number of Outstanding LP Units, the General Partner may require, as a condition to the delivery of such new Unit Certificate, the surrender of any Unit Certificate representing the LP Units prior to such declaration.

         4.11.4 The Partnership shall not issue fractional LP Units upon any distribution, subdivision or combination of LP Units. If a distribution, subdivision or combination of LP Units would result in the issuance of fractional LP Units but for the provisions of Section 4.9 and this Section 4.11.4, each fractional LP Unit shall be rounded to the nearest whole LP Unit (and a 0.5 LP Unit shall be rounded to the next higher LP Unit).

         4.12 No Preemptive Rights. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions; (ii) the issuance or sale of any class or series of Partnership Securities, whether unissued or held in the treasury or hereafter created; (iii) the issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Securities; (iv) the issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (v) the issuance or sale of any other securities that may be issued or sold by the Partnership.

                   ARTICLE 5 -- ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations For Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.5.2) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         5.1.1 Net Income. After giving effect to the special allocations set forth in Section 5.1.4, all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder.

                 5.1.1.1 First, 100% to the General Partner until aggregate Net Income allocated to the General Partner pursuant to this Section
         5.1.1.1 for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1.2.3 for all previous taxable years;

                 5.1.1.2 Second, 100% to the Limited Partners and the General Partner, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the Limited Partners and the General Partner pursuant to this Section 5.1.1.2 for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Limited Partners and the General Partner pursuant to Section 5.1.2.2 for all previous taxable years; and

                 5.1.1.3 Third, the balance, if any, shall be allocated between the General Partner, in its capacity as general partner, and the Limited Partners in each taxable year in the same proportion as Available Cash for such taxable year (including, for this purpose, distributions of Available Cash made in a subsequent taxable year with respect to the last quarter of the Partnership year for which the item of income, gain, loss, deduction or credit, as the case may be, is being allocated) was distributed to the General Partner and the Limited Partners. If the Partnership does not distribute any Available Cash in respect of a taxable year, Net Income (computed in accordance with Section 4.5.2) shall be allocated among the Partners in accordance with their respective Percentage Interests. Except as otherwise provided in this Section 5.1, each item of income, gain, loss, deduction or credit (computed in accordance with Section 4.5.2) allocated to the Limited Partners, in the aggregate, shall be allocated to each Limited Partner pro rata in accordance with the number of LP Units held by such Limited Partner.

         5.1.2 Net Loss. After giving effect to the special allocations set forth in Section 5.1.4, all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated in the same manner as such Net Loss is allocated hereunder:

                 5.1.2.1 First, 100% to the General Partner and the Limited Partners, until the aggregate Net Losses allocated pursuant to this
         Section 5.1.2.1 for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1.1.3 for all previous taxable years. For purposes of this Section 5.1.2.1, Net Loss for any taxable year shall be allocated to the General Partner and the Limited Partners in the same proportion as any Net Income was allocated to such Partners pursuant to Section 5.1.1.3 in any previous taxable years (beginning with the first such taxable year in which Net Income was allocated to the Partners pursuant to Section 5.1.1.3 up to an amount equal to the amount of Net Income allocated to the Partners in any such taxable year);

                 5.1.2.2 Second, 100% to the Limited Partners and the General Partner, in accordance with their respective Percentage Interests; provided, that Net Loss shall not be allocated pursuant to this Section
         5.1.2.2 to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

                 5.1.2.3 Third, the balance, if any, 100% to the General
         Partner.

         5.1.3 Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1.4, all items of gain and loss taken into account in computing Net Termination Sales Gain or Net Termination Sales Loss for such taxable period shall be allocated in the same manner as such Net Termination Sales Gain or Net Termination Sales Loss is allocated hereunder. All allocations under this Section 5.1.3 shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
5.1 and after all distributions of Available Cash provided under Sections 5.4 and 5.5 have been made with respect to the taxable period ending on the liquidation date.

                 5.1.3.1 If a Net Termination Sales Gain is recognized (or deemed recognized pursuant to Section 4.5.4) such Net Termination Sales Gain shall be allocated during the Preference Period between the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                 First, to each Partner having a deficit balance in such Partner's Capital Account to the extent of and in proportion to such deficit balance;

                 Second, 98/99ths to all Limited Partners holding Senior Preference Units in the proportion that the respective number of Senior Preference Units held by them bears to the total number of Senior Preference Units Outstanding and 1/99th to the General Partner until each such Limited Partner's Capital Account in respect of each Senior Preference Unit (determined on a per LP Unit basis) is equal to the sum of (aa) its Remaining Capital in respect of such Senior Preference Unit plus (bb) any then existing Cumulative Senior Preference Unit Deficiency;

                 Third, 98/99ths to all Limited Partners holding Preference Units in the proportion that the respective number of Preference Units held by them bears to the total number of Preference Units Outstanding and 1/99th to the General Partner until each such Limited Partner's Capital Account in respect of each Preference Unit (determined on a per LP Unit basis) is equal to the sum of (aa) its Remaining Capital plus
         (bb) any then existing Cumulative Preference Unit Deficiency;

                 Fourth, 98/99ths to all Limited Partners holding Preference B Units in the proportion that the respective number of Preference B Units held by them bears to the total number of Preference B Units Outstanding and 1/99th to the General Partner until each such Limited Partner's Capital Account in respect of each Preference B Unit (determined on a per LP Unit basis) is equal to the sum of (aa) its Remaining Capital plus (bb) any then existing Cumulative Preference B Unit Deficiency;

                 Fifth, 98/99ths to all Limited Partners holding Common Units in the proportion that the respective number of Common Units held by them bears to the total number of Common Units Outstanding and 1/99th to the General Partner until each such Limited Partner's Capital Account in respect of each Common Unit (determined on a per LP Unit basis) is equal to its Remaining Capital;

                 Sixth, 98/99ths to all Limited Partners in the proportion that their respective Percentage Interest bears to 98/99ths and 1/99th to the General Partner until each such Limited Partner's Capital Account in respect of each LP Unit (determined on a per LP Unit basis) is equal to the First Liquidation Target Amount;

                 Seventh, 90/99ths to all Limited Partners in the proportion that their respective Percentage Interest bears to 98/99ths and 9/99ths to the General Partner until each such Limited Partner's Capital Account in respect of each LP Unit (determined on a per LP Unit basis) is equal to the Second Liquidation Target Amount;

                 Eighth, 80/99ths to all Limited Partners in the proportion that their respective Percentage Interest bears to 98/99ths and 19/99ths to the General Partner until each such Limited Partner's Capital Account in respect of each LP Unit (determined on a per LP Unit basis) is equal to the Third Liquidation Target Amount; and

                 Thereafter, 70/99ths to all Limited Partners in the proportion that their respective Percentage Interest bears to 98/99ths and 29/99ths to the General Partner.

         After the Preference Period, Net Termination Sales Gain shall be allocated in the same manner as described above; provided, that, no allocation will be made under paragraphs Second, Third and Fourth and the references to "Common Units" in paragraph Fifth shall after the Preference Period refer to "Units".

                 5.1.3.2 If a Net Termination Sales Loss is recognized (or deemed recognized pursuant to Section 4.5.4), such Net Termination Sales Loss shall be allocated to the Partners in the following manner:

                          (i) First, 100% to the General Partner and the Limited
                 Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

                          (ii) Second, the balance, if any, 100% to the General
                 Partner.

         5.1.4 Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

                 5.1.4.1 Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For for purposes of this Section 5.1.4, each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1.4 with respect to such taxable period. This Section 5.1.4.1 is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
         Section 1.704-1T(b)(4)(iv)(e) and shall be interpreted consistently therewith;

                 5.1.4.2 Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section
         5.1 (other than Section 5.1.4.1, except as provided in Treasury Regulation Section 1.704-2(i)(4)), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 5.1.4.2, each Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1.4, other than Section 5.1.4.1, with respect to such taxable period. This Section 5.1.4.2 is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith;

                 5.1.4.3 Priority Allocation. If the amount of cash distributed (except cash distributed pursuant to Section 15.3) with respect to a class or series of LP Units is disproportionately greater (on a per LP Unit basis) than the amount of cash distributed with respect to the Common Units (on a per LP Unit basis), then before the allocation of Net Income or Net Loss, as the case may be, between the Limited Partners and the General Partner pursuant to the other provisions of this Section 5.1, (a) first, each Limited Partner holding LP Units with respect to which such disproportionately greater cash distribution was made shall be allocated gross income in an amount equal to the product of (X) the amount by which the distribution with respect to such class or series of LP Units exceeds (on a per LP Unit basis) the distribution on the Common Units and (Y) the number of LP Units of such class or series held by such Limited Partner receiving the disproportionately greater distribution, (b) the General Partner shall be allocated gross income in an amount equal to 1.01% of the gross income allocated pursuant to the immediately preceding clause

         (a) and (c) the Net Income or Net Loss otherwise allocable to the Partners under the other provisions of this Agreement shall be recomputed by excluding the gross income allocated pursuant to the immediately preceding clauses (a) and (b);

                 5.1.4.4 Qualified Income Offset. Except as provided in Section
         5.1.4.1 and 5.1.4.2, in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
         1.704-1(b)(2)(ii)(d)(6) (modified, as appropriate, by Treasury Regulation Sections 1.704-1T(b)(4)(iv)(e)(3) and 1.704-1T(b)(4)(iv)(h)(4)), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this
         Section 5.1.4.4 shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1.4.4 was not in this Agreement;

                 5.1.4.5 Gross Income Allocations. In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period, such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this
         Section 5.1.4.5 shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account in excess of such sum after all other allocations provided for in this
         Section 5.1 have been tentatively made as if Section 5.1.4.4 and this
         Section 5.1.4.5 were not in this Agreement;

                 5.1.4.6 Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same ratios that Net Income or Net Losses, as the case may be, is allocated for the taxable year. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements;

                 5.1.4.7 Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss;

                 5.1.4.8 Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests;

                 5.1.4.9 Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts treated as an item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m);

                 5.1.4.10 Economic Uniformity. At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Preference Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, if any can be allocated 100% to each Partner holding Common Units, in the proportion of the number of Common Units held by such Partner to the total number of Common Units then outstanding, until each such Partner has been allocated an amount of gross income or gain which increases the Capital Account maintained with respect to such Common Units to an amount equal to the product of (A) the number of Common Units held by such Partner and (B) the Per Unit Capital Amount. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Common Units and the Capital Accounts underlying LP Units held by Persons other than the General Partner or any Affiliate of the General Partner immediately prior to the sale of such Common Units to unaffiliated third parties.

                 5.1.4.11  Curative Allocation.

                          (A) Notwithstanding any other provision of this
                 Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the Required Allocations and this Curative Allocation not otherwise been provided in this Section
                 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Minimum Gain Attributable to Partner Nonrecourse Debts. Allocations pursuant to this Section 5.1.4.11(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1.4.11(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations;

                          (B) The General Partner shall have reasonable
                 discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1.4.11(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1.4.11(A) among the Partners in a manner that is likely to minimize such economic distortions.

         5.2  Allocations for Tax Purposes.

         5.2.1 Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of income, gain, loss or deduction (computed in accordance with Section 4.5.2) is allocated pursuant to
Section 5.1.

         5.2.2 In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                 5.2.2.1 (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2.2.4, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of gain or loss is allocated pursuant to
         Section 5.1.

                 5.2.2.2 (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.5.4.1 or 4.5.4.2, and
         (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
         Section 5.2.2.1(A); and (B) except as otherwise provided in Section 5.2.2.4, any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of gain or loss is allocated pursuant to
         Section 5.1.

                 5.2.2.3 Except as otherwise provided in Section 5.2.2.4, all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of gain or loss is allocated pursuant to Section 5.1.

                 5.2.2.4 Any items of income, gain, loss or deduction otherwise allocable under Section 5.2.2.1(B), 5.2.2.2(B) or 5.2.2.3 shall be subject to allocation by the General Partner in a manner designated to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the applications of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under
         Section 5.2.2.1(A) or 5.2.2.2(A).

         5.2.3 For proper administration of the Partnership and for the preservation of uniformity of the LP Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the LP Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2.3 only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of LP Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

         5.2.4 The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the General Partner later determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring LP Units in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any LP Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of LP Units.

         5.2.5 Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership Asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         5.2.6 All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.

         5.2.7 Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or to transferred LP Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any Partnership Assets other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         5.2.8 Allocations that would otherwise be made to a Limited Partner under the provisions of this Article 5 shall instead be made to the beneficial owner of LP Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

         5.2.9 The General Partner shall amend or supplement this Article 5 to provide for the allocation of any item of income, gain, loss, deduction or credit for federal, state or local income tax purposes for which provision is not otherwise made herein in the manner that the General Partner determines to be reasonable, taking into account the requirements of the Code.

         5.2.10 Notwithstanding any other provision of this Section 5.2, if the Internal Revenue Service is successful in asserting an adjustment to the taxable income of the General Partner and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes with respect to any portion of such adjustment, such deduction shall be allocated to the General Partner.

         5.3 Requirement and Characterization of Distributions. Within 45 days following the end of each calendar quarter, an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article 5 by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be treated for purposes of determining the order of priority for distributions of Available Cash as Cash from Operations until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Sections 5.4 and 5.5 equals the aggregate amount of all Cash from Operations actually produced by the Partnership since the Closing Date through such date. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.6, constitute Cash from Interim Capital Transactions and shall be treated as such for purposes of determining the order of priority for distributions of Available Cash.

         5.4 Distributions During Preference Period. Available Cash with respect to any calendar quarter within the Preference Period that constitutes or, for purposes of determining the priority of distributions of Available Cash, is treated as if it constitutes Cash from Operations pursuant to the provisions of
Section 5.3 or 5.6, shall be distributed as follows:

                 5.4.1 First, 98/99ths to Limited Partners holding Senior Preference Units, in the proportion that the respective number of Senior Preference Units held by them bears to the total number of Senior Preference Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Senior Preference Unit an amount equal to the Minimum Quarterly Distribution for such quarter;

                 5.4.2 Second, 98/99ths to Limited Partners holding Senior Preference Units, in the proportion that the respective number of Senior Preference Units held by them bears to the total number of Senior Preference Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Senior Preference Unit an amount equal to any Cumulative Senior Preference Unit Deficiency;

                 5.4.3 Third, 98/99ths to Limited Partners holding Preference Units, in the proportion that the respective number of Preference Units held by them bears to the total number of Preference Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Preference Unit Outstanding an amount equal to the Minimum Quarterly Distribution for such quarter;

                 5.4.4 Fourth, 98/99ths to Limited Partners holding Preference Units, in the proportion that the respective number of Preference Units held by them bears to the total number of Preference Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Preference Unit an amount equal to any Cumulative Preference Unit Deficiency;

                 5.4.5 Fifth, 98/99ths to Limited Partners holding Preference B Units, in the proportion that the respective number of Preference B Units held by them bears to the total number of Preference B Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Preference B Unit Outstanding an amount equal to the Minimum Quarterly Distribution for such quarter;

                 5.4.6 Sixth, 98/99ths to Limited Partners holding Preference B Units, in the proportion that the respective number of Preference B Units held by them bears to the total number of Preference B Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Preference B Unit an amount equal to any Cumulative Preference B Unit Deficiency;

                 5.4.7 Seventh, 98/99ths to Limited Partners holding Common Units, in the proportion that the respective number of Common Units held by them bears to the total number of Common Units Outstanding and 1/99th to the General Partner until there has been distributed in respect of each Common Unit an amount equal to the Minimum Quarterly Distribution for such quarter;

                 5.4.8 Eighth, 98/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths and 1/99ths to the General Partner until there has been distributed in respect of each LP Unit Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

                 5.4.9 Ninth, 90/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths and 9/99ths to the General Partner until there has been distributed in respect of each LP Unit Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution;

                 5.4.10 Tenth, 80/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 19/99ths to the General Partner until there has been distributed in respect of each LP Unit Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution;

                 5.4.11 Thereafter, 70/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 29/99ths to the General Partner;

provided, however, that after the Record Date for the distribution of Available Cash to holders of Preference Units with respect to the second calendar quarter of 1997, no distribution will be made pursuant to Sections 5.4.5 and 5.4.6, and the Preference B units shall be deemed to be Preference Units for purposes of this Section 5.4.

         5.5 Distributions After Preference Period. Available Cash with respect to any calendar quarter after the Preference Period that constitutes or, for purposes of determining the priority of distributions of Available Cash, is treated as if it constitutes Cash from Operations pursuant to the provisions of
Section 5.3 or 5.6, shall be distributed as follows:

                 First, 98/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 1/99th to the General Partner until there has been distributed in respect of each of the Outstanding LP Units an amount equal to the Minimum Quarterly Distribution;

                 Second, 98/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths and 1/99th to the General Partner until there has been distributed in respect of each of the Outstanding LP Units an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;

                 Third, 90/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 9/99ths to the General Partner until there has been distributed in respect of each of the Outstanding LP Units an amount equal to the excess of the Second Target Distribution over the First Target Distribution; and

                 Fourth, 80/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 19/99ths to the General Partner until there has been distributed in respect of each of the Outstanding LP Units an amount equal to the excess of the Third Target Distribution over the Second Target Distribution;

                 Thereafter, 70/99ths to all Limited Partners, in the proportion that their respective Percentage Interest bears to 98/99ths, and 29/99ths to the General Partner.

         5.6 Distributions of Cash from Interim Capital Transactions. Distributions by the Partnership of Available Cash that constitutes Cash from Interim Capital Transactions shall be distributed, unless the provisions of
Section 5.3 require otherwise, 98/99ths to all Limited Partners in proportion to the respective number of LP Units held by them and 1/99th to the General Partner until there has been distributed in respect of each Senior Preference Unit sold in the Initial Offering, since the Closing Date through such date, distributions of Available Cash that are deemed to be Cash from Interim Capital Transactions in an aggregate amount equal to $22 per Senior Preference Unit. Thereafter, all Available Cash shall be distributed as if it were Cash from Operations and shall be distributed in accordance with Section 5.4 or 5.5, whichever is applicable.

         5.7  Definitions.  As used herein:

         5.7.1 "Available Cash", with respect to any calendar quarter, means (i) the sum of (a) all cash receipts of the Partnership during such quarter from all sources (including distributions of cash received from the Operating Partnership) and (b) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, taxes on the Partnership as an entity or paid by the Partnership on behalf of, or amounts withheld with respect to, all, but not less than all of the Unitholders, if any, debt service (including the payment of principal, premium and interest), capital expenditures and contributions, if any, to a subsidiary corporation or partnership (but excluding all cash distributions to Partners), (bb) any reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (x) to provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures) or (y) to provide funds for distributions with respect to any one or more of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, less than all of the Unitholders shall not be considered cash disbursements of the Partnership which reduce "Available Cash". Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

         5.7.2 "Cash from Interim Capital Transactions" means, at any date, such amounts of Available Cash as are determined by the General Partner to be Cash from Interim Capital Transactions pursuant to Section 5.3.

         5.7.3 "Cash from Operations" means, at any date but prior to commencement of the dissolution and liquidation of the Partnership, on a cumulative basis, all cash receipts of the Partnership plus any cash balance of the Partnership on the Closing Date (including distributions of cash received from the Operating Partnership and excluding any cash proceeds from any Interim Capital Transactions or Terminating Capital Transactions) during the period since the commencement of operations by the Partnership through such date, less the sum of (a) all cash operating expenditures of the Partnership during such period including, without limitation, taxes on the Partnership as an entity or taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all, but not less than all of the Unitholders, if any, (b) all cash debt service payments of the Partnership during such period (other than payments or prepayments of principal and premium required by reason of loan agreements (including covenants and default provisions therein) or by lenders, in each case in connection with sales or other dispositions of assets or made in connection with refinancings or refundings of indebtedness, provided that any payment or prepayment of principal, whether or not then due, shall be determined at the election and in the discretion of the General Partner, to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership simultaneously with or within 180 days prior to or after such payment or prepayment to the extent of the principal amount of such indebtedness so incurred), (c) all cash capital expenditures of the Partnership during such period (other than (i) Expansive Capital Expenditures and (ii) cash expenditures made in payment of transaction expenses relating to Interim Capital Transactions), (d) an amount equal to revenues collected pursuant to a rate increase that are subject to possible refund, (e) any additional reserves outstanding as of such date which the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the future cash payment of items of the type referred to in (a) through (c) above, and (f) any reserves that the General Partner determines in its reasonable discretion to be necessary or appropriate to provide funds for distributions with respect to any one or more of the next four calendar quarters, all as determined on a consolidated basis and after elimination of intercompany items and of the interest attributable to the general partner interest in the Operating Partnership. Taxes paid by the Partnership on behalf of less than all of the Unitholders shall not be considered cash operating expenditures of the Partnership which reduce "Cash from Operations".

         5.7.4 "Cumulative Preference Unit Deficiency" means, with respect to any Preference Unit and as to any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Preference Unit Deficiency as to a Preference Unit acquired in the initial offering of the Preference Units for each of the quarters within the Preference Period ending prior to such quarter over (b) the sum of any distributions theretofore made with respect to a Preference Unit acquired in the initial offering of the Preference Units pursuant to Section 5.4.4.

         5.7.5 "Cumulative Preference B Unit Deficiency" means, with respect to any Preference B Unit and as to any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Preference B Unit

Deficiency as to a Preference B Unit acquired in the initial exchange of the Preference B Units for Preference Units pursuant to Section 5.9.2 for each of the quarters within the Preference Period ending prior to such quarter over (b) the sum of any distributions theretofore made with respect to a Preference B Unit acquired in the initial offering of the Preference B Units pursuant to
Section 5.4.6.

         5.7.6 "Cumulative Senior Preference Unit Deficiency" means, with respect to any Senior Preference Unit and as to any calendar quarter, the excess, if any, of (a) the sum resulting from adding together the Senior Preference Unit Deficiency as to a Senior Preference Unit acquired in the Initial Offering for each of the quarters within the Preference Period ending prior to such quarter over (b) the sum of any distributions theretofore made with respect to a Senior Preference Unit acquired in the Initial Offering pursuant to Section 5.4.2.

         5.7.7 "First Liquidation Target Amount" means, an amount, determined with respect to any LP Unit, which equals, as of the date of its determination, the sum of (a) the Remaining Capital, if any, attributable to such LP Unit, plus
(b)(i) in the case of a Senior Preference Unit, the Cumulative Senior Preference Unit Deficiency, (ii) in the case of a Preference Unit, the Cumulative Preference Unit Deficiency or (iii) in the case of a Preference B Unit, the Cumulative Preference B Unit Deficiency, plus (c) the First Target Distribution Cumulative Deficiency.

         5.7.8 "First Target Distribution" means $.60 per LP Unit per calendar quarter, subject to adjustment in accordance with Sections 5.8 and 9.6.

         5.7.9 "First Target Distribution Cumulative Deficiency" means, an amount attributable to any LP Unit and determined with respect to all preceding calendar quarters, which equals the excess of (i) the First Target Distribution less the Minimum Quarterly Distribution for each quarter of the Partnership's existence over (ii) the amount of any distributions (on a per LP Unit basis) for such quarter of Available Cash that were distributed pursuant to Section 5.4.8 or paragraph Second of Section 5.5.

         5.7.10 "Interim Capital Transaction" means (a) borrowing and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Partnership or the Operating Partnership, (b) sales of Interests in the Partnership by the Partnership or the Operating Partnership and (c) sales or other voluntary or involuntary dispositions of any assets of the Partnership or the Operating Partnership (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including receivables and accounts or (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Partnership.

         5.7.11 "Minimum Quarterly Distribution" means $.55 per LP Unit per calendar quarter, subject to adjustment in accordance with Sections 5.8 and 9.6.

         5.7.12 "Net Termination Sales Gain" means, for each Partnership Year or shorter period, the sum, if positive, of all items of gain or loss recognized by the Partnership (including such amounts recognized through the Operating Partnership) from Terminating Capital Transactions occurring in such Partnership Year or shorter period. The items included in the determination of Net Termination Sales Gain shall be determined in accordance with Section 4.5.2 and shall not include any items of income, gain or loss specially allocated under
Section 5.1. Once an item of income, gain or loss that has been included in the initial computation of Net Termination Sales Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Sales Gain or the resulting Net Termination Sales Loss, whichever the case may be, shall be recomputed without regard to such item.

         5.7.13 "Net Termination Sales Loss" means, for each Partnership Year or shorter period, the sum, if negative, of all items of gain or loss recognized by the Partnership (including such amounts recognized through the Operating Partnership) from Terminating Capital Transactions occurring in such Partnership Year or shorter period. The items included in the determination of Net Termination Sales Loss shall be determined in accordance with

Section 4.5.2 and shall not include any items of income, gain or loss specially allocated under Section 5.1.4. Once an item of gain or loss that has been included in the initial computation of Net Termination Sales Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Sales Loss or the resulting Net Termination Sales Gain, whichever the case may be, shall be recomputed without regard to such item.

         5.7.14 "Preference Period" means the period commencing upon the Closing Date and ending effective as of the end of the calendar quarter as to which each of the following conditions is met: (i) the Partnership shall have distributed to all Unitholders in respect of such calendar quarter and each of the 11 full consecutive preceding calendar quarters Available Cash that constitutes Cash from Operations in an amount at least equal to the Minimum Quarterly Distribution, and (ii) as of the end of such calendar quarter, the sum of (A) plus (B) is less than an amount equal to Permitted Indebtedness where (A) is equal to the outstanding principal balance as of such date of the Partnership's consolidated indebtedness (excluding borrowings for working capital purposes) and (B) is equal to the amount of revenues collected by the Partnership that (x) are then subject to possible refund under a pending rate case and (y) are not maintained by the Partnership in a separate reserve fund.

         5.7.15 "Preference Unit Deficiency" means, with respect to any Preference Unit and as to any calendar quarter within the Preference Period, the excess of (a) the Minimum Quarterly Distribution over (b) the sum of all Available Cash distributed in such calendar quarter with respect to a Preference Unit acquired in the initial offering of the Preference Units pursuant to
Section 5.4.3.

         5.7.16 "Preference B Unit Deficiency" means, with respect to any Preference B Unit and as to any calendar quarter within the Preference Period, the excess of (a) the Minimum Quarterly Distribution over (b) the sum of all Available Cash distributed in such calendar quarter with respect to a Preference B Units acquired in the initial exchange of the Preference B Units for Preference Units pursuant to Section 5.9.2.

         5.7.17 "Remaining Capital" means, at any time with respect to a class or series of LP Units, the price per LP Unit at which such class or series of LP Units was initially sold by the Partnership, as determined by the General Partner, less the sum of any distributions of Available Cash constituting Cash from Interim Capital Transactions and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a LP Unit of such class or series that was sold in the initial offering of such LP Units.

         5.7.18 "Second Liquidation Target Amount" means an amount, determined with respect to any LP Unit which equals, as of the date of its determination, the sum of (a) the First Liquidation Target Amount plus (b) the Second Target Distribution Cumulative Deficiency.

         5.7.19 "Second Target Distribution" means $.65 per LP Unit, subject to adjustment in accordance with Sections 5.8 and 9.6.

         5.7.20 "Second Target Distribution Cumulative Deficiency" means an amount attributable to any LP Unit and determined with respect to all preceding calendar quarters, which equals the excess of (i) the Second Target Distribution less the First Target Distribution for each quarter of the Partnership's existence over (ii) the amount of any distributions (on a per LP Unit basis) for such quarter of Available Cash that were distributed pursuant to Section 5.4.9 or paragraph Third of Section 5.5.

         5.7.21 "Senior Preference Unit Deficiency" means, with respect to any Senior Preference Unit and as to any calendar quarter within the Preference Period, the excess of (a) the Minimum Quarterly Distribution over (b) the sum of all Available Cash distributed in such calendar quarter with respect to a Senior Preference Unit acquired in the Initial Offering pursuant to Section 5.4.1.

         5.7.22 "Terminating Capital Transaction" means any sale or other disposition of assets of the Partnership or the Operating Partnership following commencement of the dissolution and liquidation of the Partnership or the Operating Partnership.

         5.7.23 "Third Liquidation Target Amount" means an amount, determined with respect to any LP Unit, which equals, as of the date of its determination, the sum of (a) the Second Liquidation Target Amount plus (b) the Third Target Distribution Cumulative Deficiency.

         5.7.24 "Third Target Distribution" means $.70 per LP Unit, subject to adjustment in accordance with Sections 5.8 and 9.6.

         5.7.25 "Third Target Distribution Cumulative Deficiency" means an amount attributable to any LP Unit and determined with respect to all preceding calendar quarters, which equals the excess of (i) the Third Target Distribution less the Second Target Distribution for each quarter of the Partnership's existence over (ii) the amount of any distributions (on a per LP Unit basis) for such quarter of Available Cash that were distributed pursuant to Section 5.4.10 or paragraph Fourth of Section 5.5.

         5.8  Adjustment of Distribution and Target Distribution Levels.

         5.8.1 The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in LP Units or otherwise) of Partnership Securities in accordance with Section 4.11. In the event of a distribution of Available Cash that constitutes, and which for purposes of determining the priority of such distribution of Available Cash is treated as constituting, Cash from Interim Capital Transactions in respect of Interim Capital Transactions, the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product of the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction, of which the numerator is the Unrecovered Capital immediately after giving effect to such distribution and of which the denominator shall be Unrecovered Capital immediately prior to such distribution. For such purposes, "Unrecovered Capital" means, at any time, an amount equal to the excess of $22 per LP Unit over the sum of all distributions theretofore made in respect of a Senior Preference Unit acquired in the Initial Offering out of Available Cash constituting, and which for purposes of determining the priority of such distribution of Available Cash is treated as constituting, Cash from Interim Capital Transactions.

         5.8.2 The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 9.6.

         5.9  Exchange of LP Units.

         5.9.1 After the Exchange Date, KPL may from time to time exchange an aggregate of up to 2,650,000 Preference Units or Preference B Units or a combination thereof (the "Exchangeable Amount") for an equal number of Senior Preference Units; provided, however, that each such exchange shall be conditioned upon receipt by the Partnership of an Opinion of Counsel that the intrinsic economic and federal income tax characteristics of the Senior Preference Units issuable upon such exchange are identical to the intrinsic economic and federal income tax characteristics of the Senior Preference Units outstanding immediately prior to such exchange. As used in this Section 5.9.1, the "Exchange Date" shall mean the later of (i) the Record Date for distributions of Available Cash to the holders of Senior Preference Units with respect to the second quarter of 1997, and (ii) the end of the calendar quarter as to which the Partnership shall have distributed to all Unitholders in respect of such quarter and each of the three full consecutive preceding calendar quarters Available Cash that constitutes Cash from Operations in an amount at least equal to the Third Target Distribution; provided that, as of such date, the sum of (A) plus (B) is less than Permitted Indebtedness where (A) is equal to the outstanding principal balance as of such date of the Partnership's consolidated indebtedness (excluding borrowings for working capital purposes) and (B) is equal to the amount of revenues collected by the Partnership that (x) are then subject to possible refund under a pending rate case and (y) are not maintained by the Partnership in a separate reserve fund. In the event of a distribution, combination or subdivision of the Preference Units or Preference B Units pursuant to Section 4.11, the "Exchangeable Amount" shall be adjusted to and become that amount which bears the same ratio to the aggregate number of Outstanding Preference Units and Outstanding Preference B Units after giving effect to such distribution, combination or subdivision as the Exchangeable Amount bears to the aggregate number of Outstanding Preference Units and Outstanding Preference B Units immediately prior to such distribution, combination or subdivision. In the event of a distribution, combination or subdivision of the Senior Preference Units, the number of Senior Preference Units for which one Preference Unit or Preference B Unit is exchangeable (the "Exchange Factor") shall be adjusted to and become that amount which bears the same ratio to the number of Outstanding Senior Preference Units after giving effect to such distribution, combination or subdivision as the Exchange Factor immediately prior to such distribution, combination or subdivision bears to the number of Outstanding Senior Preference Units after giving effect to such distribution, combination or subdivision.

         5.9.2 KPL may, at its option, exchange up to 1,000,000 Preference Units for an equal number of Preference B Units. In addition, any holder of Preference B Units may at its option, exercisable from time to time after the Record Date for distributions of Available Cash to the holders of Senior Preference Units with respect to the second quarter of 1997, exchange Preference B Units for an equal number of Preference Units. In the event of a distribution, combination or subdivision of the Preference Units, the exchange ratio between the Preference B Units and the Preference Units shall be adjusted to and become that ratio which bears the same ratio to the number of Outstanding Preference Units after giving effect to such distribution, combination or subdivision as the exchange ratio immediately prior to such distribution, combination or subdivision bears to the number of Outstanding Preference Units after giving effect to such distribution, combination or subdivision.

         5.9.3 Upon the expiration of the Preference Period, all differences and distinctions between Senior Preference Units, Preference Units, Preference B Units and Common Units shall automatically cease. The Senior Preference Units, Preference Units, Preference B Units and Common Units shall remain separately identified until such time as the Partnership has received an Opinion of Counsel that the intrinsic economic and federal income tax characteristics of the Senior Preference Units, the Preference Units, the Preference B Units and the Common Units are identical. During the time from the expiration of the Preference Period until such opinion is received, the Senior Preference Units, Preference Units, Preference B Units and Common Units shall be designated "Class A Units", "Class B Units", "Class C Units" and "Class D Units", respectively, or such other designations as may be determined by the General Partner to separately identify such classes without indicating distribution preferences. Upon receipt of such an Opinion of Counsel, the Senior Preference Units, Preference Units, Preference B Units and Common Units shall thereafter be designated "Units".

         5.10 Restrictions on Distributions on, and Acquisitions of, Preference Units, Preference B Units and Common Units during the Preference Period. The Partnership will not distribute Available Cash on the Preference Units, Preference B Units or Common Units or acquire Preference Units, Preference B Units or Common Units with Available Cash in respect of any calendar quarter if
(i) the Preference Period continues in effect during the quarter in respect of which the distribution or acquisition would be made and (ii) after giving effect to such distribution or acquisition, the sum of (A) plus (B) would exceed an amount equal to the Permitted Indebtedness where (A) is equal to the outstanding principal balance as of the proposed distribution or acquisition date, as the case may be, of the Partnership's consolidated indebtedness (excluding borrowing for working capital purposes) and (B) is equal to the amount of revenues collected by the Partnership that (i) are then subject to possible refund under a pending rate case and (ii) are not maintained by the Partnership in a separate reserve fund.

         5.11 Reimbursements and Payments. Amounts payable as reimbursement of the General Partner pursuant to Section 6.4 or amounts payable to any Person other than in his capacity as a Partner, such as for services rendered, goods purchased or money borrowed, shall not be treated as distributions for purposes of this Article 5.

                ARTICLE 6 -- MANAGEMENT AND OPERATION OF BUSINESS

         6.1  Management.

         6.1.1 Except as otherwise expressly provided in this Agreement, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner, and the General Partner shall have the exclusive right and full authority to manage, conduct, control and operate the Partnership's business and effect the purposes and provisions of this Agreement. Except as otherwise expressly provided in this Agreement, the General Partner shall have full authority to do all things on behalf of the Partnership deemed necessary or desirable by it in the conduct of the business of the Partnership, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.13); (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the Operating Partnership or any Subsidiary, the lending of funds to other persons (including the Operating Partnership or any Subsidiary) and the repayment of obligations of the Partnership, the Operating Partnership or any Subsidiary and the making of capital contributions to the Operating Partnership and any Subsidiary; (v) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (vi) the distribution of Partnership cash; (vii) the selection and dismissal of employees (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, the Operating Partnership or any Subsidiary from time to time); (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; (xi) the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law; (xii) the entering into of listing agreements with the New York Stock Exchange and any other securities exchange and delisting some or all of the LP Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval which may be required under Section 2.6); and (xiii) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner (including, without limitation, the contribution or loan by the Partnership to the Operating Partnership of funds).

         6.1.2 Each of the Partners and each other Person who may acquire an interest in LP Units hereby approves, ratifies and confirms the execution, delivery and performance by the parties thereof to the Operating Partnership Agreement, the Underwriting Agreement, the Contribution Agreement, the Conveyance and Assignment, the Assignment of Leases and the other agreements described in the Registration Statement and agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions and such other agreements described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or any other Person who may acquire an interest in LP Units notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation. None of the execution, delivery or performance by the General Partner, the Partnership, the Operating Partnership or any Affiliate of any of them of any agreement authorized or permitted under this Agreement shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         6.1.3 The General Partner has caused to be filed the Certificate of Limited Partnership as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be required for the formation, continuation, qualification and operation of a limited partnership in the State of Delaware or any other state in which the Partnership elects to do business or own property. The General Partner shall file any necessary amendments to the Certificate of Limited Partnership, including, without limitation, amendments to reflect a successor or additional General Partner admitted pursuant to Section 13.3, and shall otherwise use its best efforts to do all things (including the appointment of registered agents of the Partnership and maintenance of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Where applicable law so permits, the General Partner may omit from certificates filed in the State of Delaware and in states in which the Partnership elects to do business or own property all information not required by law, including the names and addresses of Partners, and omit information relating to capital contributions and shares of profits or compensation of Partners, or state such information in the aggregate rather than on an individual Partner basis. Except as provided in Section 7.5.1, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner or Record Holder.

         6.2 Reliance By Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser or other Person dealing with the Partnership shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in Partnership Assets that the General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such arrangements and shall be entitled to deal with the General Partner, without the joinder of any other Person, as if the General Partner were the sole party in interest therein, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any such arrangement. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and (iii) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         6.3 Purchase or Sale of LP Units. Subject to the provisions of Section 5.10, the General Partner may cause the Partnership to purchase or otherwise acquire LP Units and may also purchase or otherwise acquire LP

Units for its own account and may sell or otherwise dispose of such LP Units. Any LP Units purchased for or otherwise held by the Partnership shall not be deemed outstanding for any purposes under this Agreement.

         6.4  Compensation and Reimbursement of the General Partner.

         6.4.1 Except as otherwise provided in this Section 6.4, the General Partner shall not be compensated for its services as general partner of the Partnership.

         6.4.2 The General Partner shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization of the Partnership, the Initial Offering and the qualification of the Partnership and the General Partner to do business.

         6.4.3 The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership) and (ii) the portion of the General Partner's legal, accounting, utilities, investor communication, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other direct and indirect administrative and incidental expenses, in each case necessary or appropriate to the conduct of the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine such fees and expenses that are allocated to the Partnership in any reasonable manner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 6.8.

         6.4.4 Subject to the provisions of Section 4.4, the General Partner may propose and adopt or cause to be adopted on behalf of the Partnership, without the approval of the Limited Partners, employee benefit plans, including plans involving the issuance of LP Units, for the benefit of employees of the General Partner, the Partnership, the Operating Partnership or any Affiliate of any such Persons, with respect to services performed, directly or indirectly, for the benefit of the Partnership or the Operating Partnership.

         6.5 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central account maintained by or in the name of the General Partner or the Partnership in which funds of the Operating Partnership are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account. All withdrawals from or charges against such accounts shall be made by the General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

         6.6  Loans from the General Partner; Contracts with Affiliates.

         6.6.1 The General Partner or any Affiliate thereof may lend to the Partnership, the Operating Partnership or any Subsidiary funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that the General Partner or such Affiliate may not charge the Partnership, the Operating Partnership or any Subsidiary interest at a rate greater than the lesser of (i) the actual interest cost (including points or other financing charges or fees) that the General Partner or such Affiliate is required to pay on funds borrowed by it from commercial banks and (ii) the rate (including points or other financing charges or fees) that would be charged the Partnership, the Operating Partnership or any Subsidiary (without reference to the General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership, the Operating Partnership or such Subsidiary shall reimburse the General Partner or any Affiliate, as the case may be, for any costs incurred by it in connection with the borrowing of funds obtained by the General Partner or such Affiliate and loaned to the Partnership, the Operating Partnership or any Subsidiary. The Partnership may lend or contribute to the Operating Partnership or any Subsidiary, and the Operating Partnership or any Subsidiary may borrow funds from the Partnership, on terms and conditions established at the sole discretion of the General Partner. The foregoing authority shall be exercised by the General Partner in its reasonable discretion and shall not create any right or benefit in favor of the Operating Partnership, any Subsidiary or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates.

         6.6.2 The General Partner may itself, or may enter into an agreement with an Affiliate of the General Partner to, render services to the Partnership. Any service rendered to the Partnership by the General Partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership.

         6.6.3 The General Partner or any of its Affiliates may use or lease property (including, but not limited to, office equipment, computers, vehicles, aircraft and office space) of the Partnership, and the General Partner or such Affiliate will reimburse the Partnership based on the incremental cost to the Partnership of such usage.

         6.6.4 Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6.4 shall be deemed to be satisfied as to the transactions effected pursuant to Section 4.2, the Contribution Agreement and the Conveyance and Assignment.

         6.7  Liability of Indemnitees.

          6.7.1 No Indemnitee shall be liable to the Partnership, Limited Partners, Assignees or any Persons who have acquired any interests in LP Units, whether as Limited Partners, Assignees or otherwise, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and if such act or omission did not constitute gross negligence or willful misconduct on the part of such Indemnitee.

         6.7.2 The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or through its agents, and the General Partner shall not be responsible for any act or omission on the part of any such agent appointed by the General Partner in good faith if the agent acted in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and if such act or omission did not constitute gross negligence or willful misconduct on the part of such Person.

         6.7.3 Any amendment, modification or repeal of this Section 6.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations or the liability to the Partnership and the Limited Partners of the General Partner, their directors, officers and employees under this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.8  Indemnification.

         6.8.1 To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as (x) a General Partner, a Departing Partner or any of their Affiliates, (y) an officer, director, employee, partner, trustee or agent of a General Partner, any Departing


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



Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, regardless of whether the Indemnitee continues to be a General Partner or an Affiliate of a General Partner or an officer, director, employee, partner or agent of a General Partner or an Affiliate of a General Partner at the time any such liability or expense is paid or incurred, provided that in each case the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and such action did not constitute gross negligence or willful misconduct on the part of the Indemnitee, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above.

         6.8.2 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.8, or in establishing any right to indemnification hereunder, shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 6.8.

         6.8.3 The advancement of expenses and indemnification provided by this
Section 6.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         6.8.4 To the extent deemed commercially reasonable by the General Partner, the Partnership shall purchase and maintain at the expense of the Partnership insurance on behalf of the General Partner, its Affiliates, and their respective officers, directors, employees, partners, agents and trustees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         6.8.5 For purposes of this Section 6.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 6.8.1; and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         6.8.6 Any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. In no event may an Indemnitee subject the General Partner, the Limited Partners or Assignees to personal liability by reason of these indemnification provisions.

         6.8.7 An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applied if the transaction was otherwise permitted by the terms of this Agreement.

         6.8.8 The indemnification provided in this Section 6.8 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

         6.8.9 No amendment, modification or repeal of this Section 6.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the

Partnership nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.9  Other Matters Concerning the General Partner.

         6.9.1 The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         6.9.2 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

         6.9.3 The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         6.10  Registration Rights of KPL and its Affiliates.

         6.10.1 In the event that (i) KPL or any of its Affiliates holds Partnership Securities which it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) is not available to enable KPL or such Affiliate to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so, then upon the request of KPL or such Affiliate, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period not more than six months a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by KPL or such Affiliate, provided, however, that if the General Partner or, if at the time a request pursuant to this Section 6.10 is submitted to the Partnership, KPL or such Affiliate requesting registration is the General Partner or an Affiliate of the General Partner, the Independent Committee in connection with Special Approval determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months but not thereafter. In connection with any registration pursuant to the preceding sentence, the Partnership shall promptly prepare and file such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as KPL or such Affiliate shall reasonably request and do any and all other acts and things that may reasonably be necessary or advisable to enable KPL or such Affiliate to consummate a public sale of such Partnership Securities in such states; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign limited partnership doing business in such jurisdiction. In no event shall the Partnership be required to effect a registration relating to Partnership Securities pursuant to this
Section 6.10 for less than $2 million in amount of such Partnership Securities. All costs and expenses of any such registration shall be paid by KPL or such Affiliate and none of such costs will be allocated to the Partnership.


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



         6.10.2 If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by KPL and any of its Affiliates in such registration statement as KPL or any of its Affiliates shall request. If the proposed offering pursuant to this Section 6.10.2 shall be an underwritten offering, then, in the event that the managing underwriter advises the Partnership and KPL or such Affiliate in writing that in its opinion the inclusion of all or some of KPL's or such Affiliate's securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by KPL or such Affiliate which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. In connection with any registration pursuant to this Section 6.10.2, KPL or such Affiliate shall bear the expense of all underwriting discounts and commissions attributable to the securities sold for its own account and shall reimburse the Partnership for all incremental costs incurred by the Partnership in connection with such registration resulting from the inclusion of securities held by KPL or such Affiliate.

         6.10.3 If underwriters are engaged in connection with any registration referred to in this Section 6.10, the Partnership shall provide indemnification to the underwriters in form and substance reasonably satisfactory to such underwriters.

         6.10.4 The provisions of this Section 6.10 shall continue to be applicable with respect to KPL (and its Affiliates) if KPL ceases to be a general partner of the Partnership, during a period of three years subsequent to the effective date of such cessation and for so long thereafter as is reasonably required for KPL or its Affiliates to sell all of the Partnership Securities with respect to which it has requested during such three-year period that a registration statement be filed.

         6.10.5 The rights of KPL and its Affiliates under this Section 6.10 may be assigned by KPL and any of its Affiliates to any Person acquiring LP Units from KPL or any of its Affiliates, and any such assignee shall be entitled to the benefits of this Section 6.10 during such period as the assignor was so entitled.

         6.11 Title to Partnership Assets. All Partnership Assets, whether real or personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

         6.12  Resolution of Conflicts of Interest.

         6.12.1 Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or any Subsidiary Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any Subsidiary or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any Subsidiary Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership upon Special Approval of such conflict of interest or resolution. The General Partner may also adopt a resolution or course of action that has not received Special Approval. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of Subsidiary Partnership Agreement, of any other agreement contemplated herein or therein or of any duties stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The General Partner (including the Independent Committee in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(ii) any customary or accepted industry practices; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the General Partner (including such Independent Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including such Independent Committee) to consider the interest of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolutions, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

         6.12.2 Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Operating Partnership, any Subsidiary or any Limited Partner, or (ii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Cash from Operations shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. During the Preference Period, the General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Operating Partnership, any Subsidiary or the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or any Subsidiary or the Operating Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners solely by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to avoid subordination of the Preference Units, Preference B Units or Common Units by reason of the provisions of Section 5.4 or 5.5.

         6.12.3 Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         6.12.4 The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as limited partner of the Operating Partnership, to approve of actions by the general partner of the Operating Partnership similar to those actions permitted to be taken by the General Partner pursuant to this
Section 6.12.

         6.13  Restrictions on General Partner's Authority.

         6.13.1 The General Partner may not, without the written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this


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



Agreement; or (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose.

         6.13.2 Except as provided in Article 15, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person), or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person): (a) during the Preference Period, without the approval of at least a Majority Interest including the approval of the Record Holders of at least a majority in interest of the Senior Preference Units (excluding Senior Preference Units owned by the General Partner and its Affiliates) and (b) after the Preference Period, without the approval of a Majority Interest; provided, however, that this provision shall not preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of a Majority Interest including, during the Preference Period, the approval of the Record Holders of at least a majority in interest of the Senior Preference Units (excluding Senior Preference Units owned by the General Partner and its Affiliates), the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 6.12.4, take any action permitted to be taken by the limited partner of the Operating Partnership, in either case, that would adversely affect the Partnership as the limited partner of the Operating Partnership, (ii) amend the Contribution Agreement, the Assignment of Leases or the Payment Priority Agreement, (iii) except as permitted under Sections 12.2 and 14.1, elect or cause the Partnership to elect a successor general partner of the Operating Partnership or (iv) vote for or cause the Partnership to vote for the withdrawal or removal of the general partner of the Operating Partnership.

         6.13.3 Unless approved by the affirmative vote of the Record Holders of at least a majority of each class of Outstanding LP Units (and during the Preference Period the vote of the Record Holders of at least a majority in interest of the Outstanding Senior Preference Units (excluding for purposes of such determination Senior Preference Units owned by the General Partner and its Affiliates)), the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership to become taxable as a corporation or to be treated for federal income tax purposes as an association taxable as a corporation.

         6.13.4 At all times while serving as the general partner of the Partnership, the General Partner will not pay any dividend on, repurchase any shares of its capital stock or take any other action if the effect of such dividend, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

         6.13.5 The Partnership will at all times own 100% of the limited partner interests of the Operating Partnership and the General Partner will not cause the Partnership to take or approve any action which will result in the Partnership owning less than 100% of the limited partner interests of the Operating Partnership and will not permit the Operating Partnership to issue additional general partner interests, without the approval of a Majority Interest, including during the Preference Period the approval of the Record Holders of at least a majority in interest of the Senior Preference Units (excluding Senior Preference Units owned by the General Partner and its Affiliates).

         6.14  Outside Activities.

         6.14.1 Except as described in the Registration Statement or as provided in Section 6.14.2, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the Operating Partnership Agreement, or any Subsidiary Partnership Agreement or the partnership relationship established hereby or thereby from engaging in other activities for profit, whether in the business engaged in by the Partnership, the Operating


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



Partnership or any Subsidiary or anticipated to be engaged in by the Partnership, the Operating Partnership or any Subsidiary or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement or any subsequent registration statement of the Partnership registering the sale of LP Units. Without limitation of and subject to the foregoing and Section 6.14.2, each Indemnitee shall have the right to engage in the transportation of refined petroleum products, liquids terminaling and any other business of every type and description and to engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including business interests and activities in direct competition with the Partnership, the Operating Partnership or any Subsidiary. Neither the Partnership, the Operating Partnership, any Subsidiary, any Limited Partner, nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement, any Subsidiary Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee, and, except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating Partnership, any Subsidiary, any Limited Partner or any such other Person. The General Partner and any other Persons affiliated with the General Partner may acquire Partnership Securities, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled (except to the extent otherwise provided in this Agreement) to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Partnership Securities, as the case may be.

         6.14.2 Without limitation of this Section 6.14, the competitive activities of certain Indemnitees and the restrictions on the Partnership's activities described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibilities" are hereby approved by all Partners; provided, however that this Section 6.14 shall not operate as a waiver by the Partnership, the Operating Partnership, any Subsidiary or any Limited Partner of any breach of fiduciary duty resulting from competition by an Indemnitee with the Partnership, the Operating Partnership or any Subsidiary.

             ARTICLE 7 -- RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         7.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or by the Delaware Act.

         7.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any director, officer, general partner, employee or agent of the General Partner or any of its Affiliates, in his capacity as such, if such Person shall also be a Limited Partner or an Assignee) shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, general partner, employee or agent of the General Partner or any of its Affiliates shall not affect, impair or eliminate the limitations on the liability of any Limited Partner under this Agreement.

         7.3 Outside Activities. Subject to the provisions of Section 6.14, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, each Limited Partner and Assignee shall have the right to engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including business interests and activities in direct competition with the Partnership, the Operating Partnership or any Subsidiary. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby or thereby in any such business ventures, and each Limited Partner and Assignee shall have no obligation to offer any interest in any such business ventures to the Partnership or any Partner.

         7.4 Return of Capital. No Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this

Agreement. Except to the extent provided by Article 5 or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contribution or as to profits, losses or distributions.

         7.5  Access to Information.

         7.5.1 In addition to other rights provided by this Agreement or by applicable law, each Limited Partner and Assignee, and each Limited Partner's and Assignee's duly authorized representatives shall have the right at reasonable times, upon reasonable notice which shall not be less than three Business Days, and at such Person's own expense, but only upon its written request and for a purpose reasonably related to such Person's interest as a Limited Partner or Assignee, to (i) have true and full information regarding the status of the business and financial condition of the Partnership, (ii) inspect and copy, promptly after they become available, the Partnership's federal, state and local income tax returns for each year, (iii) have on demand a current list of the full name and last known business, residence or mailing address of each Partner, (iv) have true and full information regarding the Net Agreed Value of any Capital Contributions made by the General Partner and the Limited Partners and the date on which each such Person became a General Partner or Limited Partner, (v) have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of executed powers of attorney pursuant to which this Agreement or any such Certificate has been executed and (vi) have any other information regarding the affairs of the Partnership as is just and reasonable.

         7.5.2 Anything in Section 7.5.1 to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners and Assignees, and each Limited Partner's and Assignee's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership, the Operating Partnership or any Subsidiary or could damage the business of the Partnership, the Operating Partnership or any Subsidiary or which the Partnership, the Operating Partnership or any Subsidiary is required by law or by agreements with third parties to keep confidential.

               ARTICLE 8 -- BOOKS, RECORDS, ACCOUNTING AND REPORTS

         8.1 Records and Accounting. The General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic media, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained on the accrual basis in accordance with generally accepted accounting principles, except to the extent otherwise required herein.

         8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

         8.3  Reports.

         8.3.1 As soon as practicable, but in no event later than 120 days after the close of each Partnership Year, the General Partner shall deliver to each Record Holder, as of a recent date selected by the General Partner, reports containing financial statements of the Partnership for the fiscal year, including a balance sheet and statements of operations, Partners' equity and changes in financial position, all of which shall be prepared in accordance with generally accepted accounting principles and shall be audited by the Partnership's Accountants.


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



         8.3.2 As soon as practicable, but in no event later than 60 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall deliver to each Record Holder, as of a recent date selected by the General Partner, a quarterly report for the calendar quarter containing such financial and other information (which need not be audited) as may be required by applicable law, regulation or rule of any National Securities Exchange on which Partnership Securities are listed for trading or as the General Partner deems appropriate.

         8.3.3 The General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.

                            ARTICLE 9 -- TAX MATTERS

         9.1 Section 754 Allocations. The adjustments to basis to Partnership Assets that are attributable to the Section 754 Election shall be allocated to the Partners in the manner that the General Partner determines is reasonable, however, no such adjustment shall be credited or charged to the Capital Accounts.

         9.2 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership necessary for federal income tax purposes and state and local income tax purposes in the jurisdictions in which the Partnership conducts business and shall use all reasonable efforts to furnish to the Record Holders within 75 days of the close of the taxable year the tax information reasonably required for federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

         9.3  Tax Elections.

         9.3.1 The Partnership shall make the Section 754 Election in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interest of the Limited Partners and Assignees.

         9.3.2 The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

         9.3.3 Except as otherwise provided herein, the General Partner shall determine whether to make any other available elections (including the elections provided for in Sections 167 and 168 of the Code) on behalf of the Partnership under the Code.

         9.3.4 For purposes of computing adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of LP Units will be deemed to be the lowest quoted trading price of the LP Units on any National Securities Exchange on which such LP Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2.7 without regard to the actual price paid by such transferee.

         9.4 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.


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



         9.5 Tax Basis and Value Determinations. To the extent that the General Partner is required to establish fair market values or allocate amounts realized, tax basis, Carrying Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the holders of LP Units, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the service of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

         9.6 Entity-Level Taxation. If legislation is enacted which causes the Partnership to become treated as an association taxable as a corporation for federal income tax purposes, the following shall occur: with respect to any calendar quarter ending after the Preference Period, the Minimum Quarterly Distribution, First Target Distribution, the Second Target Distribution or the Third Target Distribution, as the case may be, shall be equal to the product of
(i) the amount of such distribution multiplied by (ii) 1 minus the sum of (x) the highest marginal federal corporate income tax rate for the Partnership Year in which such quarter occurs (expressed as a percentage) plus (y) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes). Such effective overall state and local income tax rate shall be determined for the calendar year next preceding the first calendar year during which the Partnership is taxable for federal income tax purposes as a corporation or treated as an association taxable as a corporation by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding calendar year.

         9.7 Entity-Level Deficiency Collections. If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee but the Partnership is not required by applicable law and does not elect to pay such tax on behalf of, or withhold such amount with respect to, all Partners or Assignees (i) the General Partner shall cause the Partnership to pay such tax on behalf of, or withhold such amount with respect to, such Partner or Assignee or former Partner or Assignee from the funds of the Partnership and such payment of tax shall not be deducted as a cash operating expenditure of the Partnership in calculating "Cash from Operations" pursuant to
Section 5.7.3, but shall be deemed to be a distribution of Available Cash to such Partner or Assignee on whose behalf the tax was paid; and (ii) to the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain or establish the uniformity of intrinsic tax characteristics as to all LP Units or the uniformity of Capital Accounts underlying all LP Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under the Agreement. The General Partner shall be authorized (but not required) to cause the Partnership to pay any state or local income tax on behalf of, or withhold such amount with respect to, all the Partners or Assignees even though such payment or amount withheld may be greater than the amount that would have been required to be paid if such payment or withholding had been made directly by a particular Partner or Assignee; provided, however, that such tax payment or amount withheld shall be in the same amount with respect to each LP Unit and, in the General Partner's sole discretion, that such payment of tax on behalf of, or such withholding with respect to all of the Partners or Assignees is in the best interests of the Partners or Assignees as a whole. Any amount so paid on behalf of all Partners or Assignees shall be deducted as a cash operating expenditure of the Partnership in calculating, "Cash for Operations", and shall be treated as a distribution to the Partners or Assignees for purposes of Section 4.5.1, but shall not be treated as a distribution of Available Cash for any other purpose of this Agreement. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion


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



of a deficiency in the payment of any such tax which relates to prior periods which is attributable to Persons who were Limited Partners or Assignees when such deficiencies arose, from such Persons.

         9.8 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or treated as an association taxable as a corporation at any time and, pursuant to the provisions hereof, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so taxable as a corporation or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.

         9.9 Withholding. The General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Section 1441, 1442, 1445 and 1446 of the Code.

         9.10 General Partner Net Worth. The General Partner shall not declare or make payment of any dividends (except dividends payable solely in capital stock), purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital or make any distribution of assets on account of any shares of its capital stock, if any such action would reduce its net worth (computed by excluding any net worth attributable to its interest in, and accounts and notes receivable from, or payable to, the Partnership, the Operating Partnership or any other limited partnership in which it is a general partner) below $5,000,000.00 (or such other lesser amount as may be required to obtain an Opinion of Counsel that the Partnership is not taxable as a corporation and will not be treated as an association taxable as a corporation).

                         ARTICLE 10 -- POWER OF ATTORNEY

         Each Person who accepts LP Units is deemed to constitute and appoint the General Partner and the Liquidating Trustee (and any successor by merger, transfer, election or otherwise), and each of the General Partner's and the Liquidating Trustee's authorized officers and attorneys-in-fact, with full power of substitution, as its true and lawful agents and attorneys-in-fact, with full power and authority in its name, place and stead to:

                 (a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates and other instruments including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements hereof and thereof that the General Partner or the Liquidating Trustee deems appropriate or necessary to carry out the purposes of this Agreement and to form, qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may wish to conduct business or own property; (ii) all instruments that the General Partner or the Liquidating Trustee deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner or the Liquidating Trustee deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement (including a certificate of cancellation); and
         (iv) all instruments (including, if required by law, this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner, the initial or increased Capital Contribution of any Partner or the determination of the rights, preferences and privileges of any class or series of LP Units or other securities issued pursuant to Section 4.3; and

                 (b) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this


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



         Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, to effectuate the terms or intent of this Agreement; provided, however, that when required by any provision of this Agreement which establishes a percentage of the Limited Partners or Limited Partners of any class required to take any action, the General Partner or the Liquidating Trustee may exercise the power of attorney made in this subsection (b) only after the necessary vote, consent or approval by the Limited Partners or of the Limited Partners of such class or series.

Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 16 or as may be otherwise expressly provided for in this Agreement.

         The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner's heirs, successors and assigns. Each Person who accepts LP Units is deemed to consent to be bound by any representations made by the General Partner or the Liquidating Trustee, acting in good faith hereby pursuant to such power of attorney. Each Person who accepts LP Units is deemed to consent to and waive any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or Liquidating Trustee, taken in good faith under such power of attorney. The Limited Partner shall execute and deliver to the General Partner or Liquidating Trustee, within 15 days after receipt of the General Partner's or Liquidating Trustee's request therefor, such further designations, powers of attorney and other instruments as the General Partner or Liquidating Trustee deems necessary to effectuate this Agreement and the purposes of the Partnership.

                   ARTICLE 11 -- ISSUANCE OF UNIT CERTIFICATES

         11.1 Issuance of Unit Certificates. Upon the issuance of LP Units to any Person, the Partnership will issue one or more unit certificates ("Unit Certificates") in the name of such Person evidencing the number of such LP Units being so issued. Unit Certificates shall be executed on behalf of the Partnership by the General Partner. No Unit Certificate shall be valid for any purpose until manually countersigned by the Registrar.

         11.2  Registration, Registration of Transfer and Exchange.

         11.2.1 The Partnership will cause to be kept a register in which, subject to such reasonable regulations as it may prescribe, the Partnership will provide for the registration of LP Units and of transfers of such LP Units. The Registrar is hereby appointed Registrar for the purpose of registering Senior Preference Units and Preference Units and transfers of such Senior Preference Units and Preference Units as herein provided. The General Partner may from time to time designate such additional or successor Registrars as it may deem appropriate.

         11.2.2 Upon surrender for registration of transfer or exchange of any Unit Certificate, and subject to the provisions of Section 11.2.3 below, the General Partner on behalf of the Partnership will execute, and the Registrar will countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Unit Certificates, evidencing the same aggregate number of LP Units of the same class as did the Unit Certificate so surrendered.

         11.2.3 Every Unit Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the General Partner or the Registrar, as the case may be, duly executed by the Record Holder thereof or such Record Holder's attorney duly authorized in writing. No charge shall be imposed by the Partnership for such transfer, provided that, as a condition to the issuance of any new Unit Certificate under this Section 11.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         11.3 Lost, Stolen or Destroyed Certificates. The Partnership shall issue a new Unit Certificate in place of any Unit Certificate previously issued if the registered owner of the Unit Certificate:

         11.3.1 makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Unit Certificate has been lost, destroyed or stolen;

         11.3.2 requests the issuance of a new Unit Certificate before the Partnership has notice that the Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

         11.3.3 if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner, with such surety or sureties and with fixed or open penalty, as the General Partner may direct to indemnify the Partnership and the Registrar against any claim that may be made on account of the alleged loss, destruction or theft of the Unit Certificate; and

         11.3.4 satisfies any other reasonable requirements imposed by the General Partner.

When a Unit Certificate has been lost, destroyed or stolen, and the holder thereof fails to notify the Partnership within a reasonable time after he has notice of it, and a transfer of the LP Units represented by the Unit Certificate is registered before the Partnership receives such notification, such holder shall be precluded from making any claim against the Partnership, the Registrar or any Transfer Agent for such transfer or for a new Unit Certificate.

         11.4 Registered Owner. The Partnership shall be entitled to treat the Record Holder as the Limited Partner or Assignee-in-fact of any LP Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Units on the part of any other Person, regardless of whether it shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the LP Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent or in some other representative capacity for another Person in acquiring or holding LP Units, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (i) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially,
(ii) must execute and deliver a Transfer Application and (iii) shall be bound by the Partnership Agreement and shall have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

                 ARTICLE 12 -- TRANSFER OF PARTNERSHIP INTERESTS

         12.1  Transfer.

         12.1.1 The term "transfer", when used in this Article 12 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns all or any part of its Partnership Interest as the General Partner (which is the Partnership Interest of the General Partner that is not represented by LP Units) to another Person or by which the holder of an LP Unit assigns the Partnership Interest evidenced thereby to another Person as Assignee, and includes a sale, assignment, gift, pledge, hypothecation, mortgage, exchange or any other disposition.

         12.1.2 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 12. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article 12 shall be null and void.

         12.2  Transfer of Interests of the General Partner.

         12.2.1 The General Partner may not transfer any portion of its Partnership Interest as the General Partner unless (i) (A) in the event such transfer is to be effective at any time prior to January 1, 2000, such transfer is approved by the affirmative vote of a Majority Interest (other than LP Units owned by the General Partner and its Affiliates) and by the affirmative vote of Record Holders of a majority of the Senior Preference Units (other than during the Preference Period Senior Preference Units owned by the General Partner and its Affiliates) and (B) the transferee agrees to assume and be bound by the provisions of this Agreement and the Operating Partnership Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer and admission
(A) may be taken without the approval of all Partners, (B) would not cause the loss of limited liability of the Limited Partners under this Agreement or the Operating Partnership Agreement and (C) would not cause the Partnership to be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes. Notwithstanding the provisions of Section 14.6.1, but subject to the foregoing, upon any transfer by the General Partner of all or any portion of its Partnership Interest pursuant to this Section 12.2.1, the General Partner may receive and retain such purchase price as it may negotiate with the transferee.

         12.2.2 No other provision of this Agreement shall be construed to prevent (and all Partners hereby expressly approve of) (i) the transfer by the General Partner of all or any part of its Partnership Interest to an Affiliate, and the assumption of the rights and duties of the General Partner by such Affiliate and its admission as General Partner; (ii) the transfer by the General Partner of its Partnership Interest upon its merger or consolidation with or into any other Person or the transfer by it of all or substantially all of its assets to another Person and admission as General Partner, and the assumption of the rights and duties of the General Partner by such transferee; (iii) the transfer by the General Partner of any part (but not all) of its interest in items of Partnership income, gain, losses, deductions, credits, distributions or surplus; (iv) the transfer by the General Partner of all of its interest in items of Partnership income, gain, losses, deduction, credits, distributions and surplus if the General Partner agrees, notwithstanding Section 17-702(a)(4) of the Delaware Act, to continue as the General Partner and, if it so agrees, all Partners hereby agree that it shall continue as the General Partner; (v) the General Partner's mortgaging, pledging, hypothecating or granting a security interest in all or any part of its Partnership Interest; or (vi) the forced sale by the General Partner of any or all of its Partnership Interest pursuant to the foreclosure of, or other realization upon, any encumbrance created pursuant to clause (v) of this Section 12.2.2; provided, in the event of a transfer pursuant to clauses (i) through (vi) of this Section 12.2.2, such transferee furnishes to the Partnership an Opinion of Counsel that such transfer, merger, consolidation or assumption (i) may be taken without the approval of all Limited Partners to such specific act, (ii) would not cause the loss of limited liability of the Limited Partners under this Agreement or the Operating Partnership Agreement and
(iii) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         12.3  Transfer of LP Units.

         12.3.1 LP Units, including LP Units held by the General Partner, may be transferred as provided in Section 11.2.

         12.3.2 A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner and executed and agreed to comply with and be bound by this Agreement, (ii) represented and warranted that he has all right, power and authority necessary to enter into this Agreement, (iii) appointed the General Partner and any Liquidating Trustee his attorney to execute, swear to, acknowledge and file any document, including this Agreement, any amendment of this Agreement and the Certificate of Limited Partnership, necessary or appropriate for his admission as a Substituted Limited Partner and as a party to this Agreement, (iv) granted the powers of attorney provided for in this Agreement and (v) made the waivers and given the approvals contained in this Agreement. Until admitted as a Substituted Limited Partner pursuant to Article 13, the Record Holder of LP Units shall be an Assignee in respect of such LP Units. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

         12.3.3 Each distribution in respect of LP Units of a given class shall be paid by the Partnership, directly or through the Registrar or through any other Person or agent, only to the Record Holders of LP Units of such class as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of any assignment or otherwise.

         12.4 Restrictions on Transfers. Notwithstanding the other provisions of this Article 12, no transfer of any LP Unit or interest therein shall be made if such transfer (i) would violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) would result in the taxation of the Partnership as a corporation or as an association taxable as a corporation for federal income tax purposes or (iii) would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act.

         12.5  Citizenship Certificates; Non-citizen Assignees.

         12.5.1 In the event that, because of the nationality (or any other status) of a Limited Partner or Assignee, the Partnership is or becomes subject to federal, state or local laws or regulations the effect of which would, in the reasonable determination of the General Partner, cause cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest, the General Partner may request any such Limited Partner or Assignee to furnish to the General Partner within 30 days after receipt of such request an executed Citizenship Certification or such other information concerning his nationality, citizenship or other status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish such Citizenship Certification or other information as may be requested, or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or an Assignee is not an Eligible Citizen, the LP Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section
12.6. In addition to becoming subject to redemption, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee, and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his LP Units.

         12.5.2 The General Partner shall, in exercising voting rights in respect of LP Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of LP Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

         12.5.3 Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 15.4 but shall be entitled to the cash equivalent thereof, and the General Partner shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

         12.5.4 At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Partnership Interest of such Non-citizen Assignee not redeemed pursuant to
Section 12.6, and upon his admission pursuant to Section 13.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's LP Units.


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



         12.6  Redemption of Interests.

         12.6.1 If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 12.5.1, or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his LP Units to a person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

                 12.6.1.1 The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

                 12.6.1.2 The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of LP Units of the class to be so redeemed multiplied by the number of LP Units of each such class included among the Redeemable Units. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

                 12.6.1.3 Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                 12.6.1.4 After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding LP Units.

         12.6.2 The provisions of this Section 12.6 shall be applicable to LP Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

         12.6.3 Nothing in this Section 12.6 shall prevent the recipient of a notice of redemption from transferring his LP Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided, the transferee of such LP Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

         12.6.4 If the Partnership or the General Partner determines that because of the nationality (or other status) of the General Partner, whether or not in its capacity as such, the Partnership is or becomes subject to federal, state or local regulations the effect of which would, in the reasonable determination of the General Partner, cause cancellation or forfeiture of any property in which the Partnership or the Operating Partnership has an interest, the Partnership may, unless the General Partner has furnished a Citizenship Certification to the Independent Committee or transferred his Partnership Interest or LP Units to a Person who furnishes a Citizenship Certification prior to the date fixed for redemption, redeem the Partnership Interest or Interests of the General Partner in the Partnership as


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



provided in Section 12.6.1, which redemption shall also constitute redemption of the general partner interest of the general partner of the Operating Partnership. If such redemption involves a redemption of the Combined Interest the redemption price thereof shall be equal to the aggregate sum of the Current Market Price (the date of determination for which shall be the date fixed for redemption) of each class of LP Units then Outstanding, in each such case multiplied by the number of LP Units of such class into which the Combined Interest would then be convertible under the terms of Section 14.6.2, if the General Partner were to withdraw or be removed as General Partner (the date of the determination for which shall be the date fixed for redemption). The redemption price shall be paid in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

                       ARTICLE 13 -- ADMISSION OF PARTNERS

         13.1  Admission of Substituted Limited Partners.

         13.1.1 A Limited Partner or Assignee shall have the power to give, and by transfer of LP Units shall be deemed to have given, the transferee the right to become a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferor of LP Units shall only have the power to give a transferee who does not execute and deliver a Transfer Application, (i) the right to negotiate such LP Units to another transferee and
(ii) the right to transfer the right to become a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement to such other transferee. Each transferee of LP Units (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, acquiring such LP Units for the account of another Person) shall apply to become a Substituted Limited Partner with respect to LP Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer as provided in Section 12.3. A Record Holder of LP Units shall be an Assignee at and from the close of business on the Business Day on which a properly executed Transfer Application is received by the Registrar or a Transfer Agent until the General Partner consents to the admission of the Assignee as a Substituted Limited Partner and such admission is reflected on the books and records of the Partnership, after which time such Record Holder shall be a Substituted Limited Partner. A Limited Partner who has transferred his LP Units to an Assignee shall remain a Limited Partner in respect of such LP Units until such Assignee is admitted as a Substituted Limited Partner pursuant to this Section 13.1. The consent of the General Partner may be granted or withheld in its sole discretion. Such consent shall be deemed to have been given if the General Partner has not, in writing, withheld its consent within 24 hours following the recordation of the name of the Assignee on the books and records of the Partnership.

         13.1.2 The Partnership will cause the Registrar to prepare as of the close of business on the last Business Day of each month, a list or other appropriate evidence of transfers of LP Units registered by all Transfer Agents since the last Business Day of the preceding month (hereinafter called the "transfer record") and, as promptly as practicable after the last Business Day of each month, to submit the transfer record to the General Partner. Upon receipt of the transfer record by the General Partner, the name of the Assignees appearing on such transfer record will be recorded on the books and records of the Partnership, so that each transferee who is a Record Holder on the last Business Day of the month is admitted as a Substituted Limited Partner in respect of the underlying LP Units as promptly as practicable thereafter, subject, however, to the right of the General Partner to withhold its consent to the admission of any transferee as a Substituted Limited Partner.

         13.1.3 Each Limited Partner, by requesting and receiving admission to the Partnership, is deemed to approve of the admission of each Substituted Limited Partner pursuant to the terms of this Agreement and no further approval of Partners, other than that of the General Partner, shall be required to effect such admission.


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



         13.2  Admission of Additional Limited Partners.

         13.2.1 A Person who makes a Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (i) evidence of his acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article 10, and (ii) such other documents or instruments as may be required in order to effect his admission as a Limited Partner.

         13.2.2 Notwithstanding anything in this Section 13.2 to the contrary, no Person shall be admitted as an Additional Limited Partner until the General Partner has consented to such admission, which consent may be withheld or granted in the sole discretion of the General Partner. Such consent shall be deemed to have been given if the General Partner has not, in writing, withheld its consent within 24 hours following the recordation of the name of such Person on the books and records of the Partnership. Each Limited Partner, by requesting and receiving admission to the Partnership, is deemed to approve of the admission of each Additional Limited Partner pursuant to the terms of this Agreement and no further approval of partners, other than that of the General Partner, shall be required to effect such admission.

         13.2.3 The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership and the General Partner has consented or is deemed to have consented to such admission pursuant to Section 13.2.2.

         13.3 Admission of Successor or Additional General Partner. A successor or additional General Partner selected pursuant to Section 14.1 or 15.1 or the transferee or successor to of all or any portion of the Partnership Interest of the General Partner pursuant to Section 12.2 shall be admitted to the Partnership as a General Partner (in the place of or in addition to, as the case may be, the transferor General Partner), effective as of the date that an amendment to the Certificate of Limited Partnership, adding its name and other required information, is filed pursuant to Section 6.1.3 (which, in the event the successor or transferee General Partner is in the place of the withdrawing, removed or transferor General Partner, shall be contemporaneous with the withdrawal of such withdrawing, removed or transferor General Partner), and upon receipt by the withdrawing, removed or transferor General Partner of all of the following: (i) acceptance of all of the terms and provisions of this Agreement;
(ii) written agreement of the proposed General Partner to continue the business of the Partnership; and (iii) such other documents or instruments as may be required in order to effect its admission as a General Partner under this Agreement and applicable law. Each Limited Partner by requesting and receiving admission to the Partnership is deemed to approve of the admission of a successor or additional General Partner selected pursuant to the terms of this Agreement, and no further approval of Partners shall be required to effect such admission.

           ARTICLE 14 -- WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

         14.1 Withdrawal or Removal of the General Partner. The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events listed in this Section 14.1 (each such event herein referred to as an "Event of Withdrawal");

         14.1.1 The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners.

         14.1.2 The General Partner transfers all of its rights as General Partner pursuant to Section 12.2 hereof.

         14.1.3  The General Partner is removed pursuant to Section 14.3 hereof.


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         14.1.4  The General Partner

                 14.1.4.1 makes a general assignment for the benefit of creditors;

                 14.1.4.2  files a voluntary bankruptcy petition;

                 14.1.4.3 files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

                 14.1.4.4 files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in paragraphs (a) through (c) of this subsection; or

                 14.1.4.5 seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties.

         14.1.5 A final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect.

         14.1.6 A certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

         14.1.7 The general partner of the Operating Partnership withdraws from, or is removed as the general partner of, the Operating Partnership.

If an Event of Withdrawal specified in Sections 14.1.4, 14.1.5 or 14.1.6 occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 14.1 shall result in withdrawal of the General Partner from the Partnership.

         14.2 Withdrawal. The General Partner covenants and agrees that it will not voluntarily withdraw as the general partner of the Partnership prior to January 1, 2000, other than a withdrawal effective upon the transfer of all of the General Partner's Partnership Interest as the General Partner pursuant to
Section 12.2.1, unless such withdrawal is approved by a Majority Interest and the affirmative vote of Record Holders of at least a majority in interest of the Senior Preference Units (excluding Senior Preference Units held by the General Partner and its Affiliates); provided that the General Partner may withdraw without such approval by the Limited Partners upon 90 days' advance written notice to the Limited Partners if more than 50% of the Outstanding LP Units are held or controlled by one Person and its Affiliates other than the withdrawing General Partner and its Affiliates. The General Partner may, at any time subsequent to January 1, 2000, voluntarily withdraw from the Partnership effective on at least 90 days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The withdrawal or removal of the General Partner from the Partnership shall also constitute the withdrawal or removal of the General Partner from the Operating Partnership. The General Partner shall have no liability on account of a withdrawal permitted hereunder. If the General Partner gives notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected shall automatically become the successor General Partner of the Operating Partnership, as provided in the Operating Partnership Agreement. If, prior to the effective date of the General Partner's withdrawal, no successor General Partner is elected, the provisions of Section 15.1 shall apply. Any withdrawal permitted pursuant to this Section shall not affect the LP Units owned by a withdrawing General Partner.


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




         14.3 Removal. The affirmative vote of (i) Limited Partners, voting as a single class, holding at least 85% of the issued and Outstanding LP Units and
(ii) Limited Partners holding at least 85% of the issued and Outstanding LP Units, with the holders of Senior Preference Units and Common Units voting as separate classes and with the holders of Preference Units and Preference B Units voting together as one separate class, in each case including LP Units held by the General Partner and its Affiliates, shall be required to remove the General Partner. Any such vote of the Limited Partners must also provide for the election of a successor General Partner. Any removal pursuant to this Section shall not affect the LP Units owned by a removed General Partner.

         14.4 Opinion of Counsel. Notwithstanding the provisions of Section 14.2 or 14.3, the rights of the Limited Partners under Section 14.2 or 14.3 shall not be exercised until such time as the Partnership has received an Opinion of Counsel that the action in question (i) may be taken without the approval of all Partners to such specific act, (ii) would not cause the loss of limited liability of the Limited Partners under this Agreement or the Operating Partnership Agreement, (iii) would not cause the Partnership or the Operating Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes and (iv) any required consents of any regulatory authorities to such action have been obtained.

         14.5 Amendment of Certificate of Limited Partnership. The Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of the General Partner.

         14.6  Interest of Departing Partner and Successor.

         14.6.1 14.6.1.1 A successor General Partner shall have the option, exercisable prior to the effective date of the departure of the Departing Partner, to acquire such Departing Partner's Partnership Interest as the General Partner as described in Section 14.6.1.2 for an amount in cash equal to the fair market value of the Departing Partner's Partnership Interest as the General Partner herein, determined as of the effective date of its departure. If the successor General Partner acquires the Departing Partner's Partnership Interest as the General Partner, such successor General Partner must also acquire at such time the general partner interest of such Departing Partner or its Affiliate as general partner of the Operating Partnership for an amount equal to the fair market value of such interest, determined as of the effective date of departure.

         14.6.1.2 For purposes of this Section 14.6, the fair market value of the Departing Partner's Partnership Interest as the General Partner herein and the partnership interest of such Departing Partner or its Affiliate as the general partner of the Operating Partnership (collectively, the "Combined Interest") shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of the Departing Partner and its successor. In making its determination, such independent investing banking firm or other independent expert shall consider the then current trading price of LP Units on any National Securities Exchange on which LP Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

         14.6.2 14.6.2.1 If the Combined Interest is not acquired in the manner set forth in Section 14.6, the Departing Partner shall become a Limited Partner and its Combined Interest shall be converted into Common Units with a value equivalent to the Combined Interest pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 14.6.1.2, without reduction in such Partnership Interest (but subject to proportionate dilution by reason of admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner.


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




         14.6.2.2 If the option described in Section 14.6.1 is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash equal to the greater of (i) 1/98th of the aggregate Capital Account balances of the Unitholders as of such date or (ii) the fair market value of a 1/99th general partner's interest in the Partnership, determined by a valuation made by an investment banking firm or other independent expert selected pursuant to Section 14.6.1. In such event, the successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled as general partner. In addition, such successor General Partner shall cause this Partnership Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1/99th and that of the Unitholders shall be 98/99ths.

         14.6.3 The Partnership shall reimburse the Departing Partner for employee related liabilities including but not limited to, severance liabilities incurred in connection with the termination of employees employed by the Departing Partner for the benefit of the Partnership; and if the Partnership is otherwise indebted to the Departing Partner at the effective time of its departure for funds advanced, properties sold or services rendered to the Partnership by the Departing Partner or otherwise, the Partnership shall, at the option of the successor General Partner, either (i) within 60 days after the effective time of such departure, pay to the Departing Partner the full amount of such indebtedness or (ii) pay such indebtedness or any portion thereof in accordance with its then existing terms. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner as the General Partner of the Partnership, and the Partnership and such successor General Partner shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner and any of its Affiliates of any obligations of the Partnership. If for whatever reason the creditors of the Partnership will not consent to such termination of guarantees, the successor to the Departing Partner shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.

                    ARTICLE 15 -- DISSOLUTION AND LIQUIDATION

         15.1 Dissolution. Except as provided in Section 15.2, the Partnership shall be dissolved upon:

         15.1.1  the expiration of its term as provided in Section 2.5;

         15.1.2 An Event of Withdrawal of the General Partner as provided in
Section 14.1 (other than by reason of a transfer pursuant to Section 12.2 or withdrawal occurring upon or after, or removal effective upon or after, approval by the Limited Partners of a successor pursuant to Section 14.2 or 14.3, as the case may be);

         15.1.3 a written determination by the General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

         15.1.4 an election to dissolve the Partnership by the General Partner which is approved by the affirmative vote of a Majority Interest and the approval of the Record Holders of at least a majority in interest of the Outstanding Senior Preference Units (excluding Senior Preference Units owned by the General Partner and its Affiliates); provided, that no such election shall be effective at any time when the Partnership has outstanding any indebtedness for borrowed money unless provision shall have been made in connection with such dissolution for the payment in full of such indebtedness;

         15.1.5 except as otherwise provided herein, any other event that, under the Delaware Act, would cause its dissolution;


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



         15.1.6 the sale of all or substantially all of the assets and properties of the Partnership or the Operating Partnership.

The Partnership shall not be dissolved by the admission of a successor Limited Partner or by the admission of additional or successor General Partners in accordance with the terms of this Agreement.

         15.2  Continuation of the Business of the Partnership.

         15.2.1 Within 180 days following an event described in Section 15.1.2, in the event action pursuant to Section 15.3 is not taken, a Majority Interest may elect in writing to reconstitute and continue the business of the Partnership by forming a Reconstituted Partnership on the same terms and provisions as are set forth in this Agreement. Any such election must also provide for the election of a general partner of the Reconstituted Partnership. If such an election is made, all of the Limited Partners of the Partnership shall continue as limited partners of the Reconstituted Partnership. No such election shall be made, however, unless prior thereto the Partnership has received an Opinion of Counsel that (i) the election may be made without the approval of all Partners, (ii) the limited partners in the Reconstituted Partnership will have the same limited liability as the Limited Partners in the Partnership, (iii) the Reconstituted Partnership and the Operating Partnership will be treated as partnerships and not as associations taxable as corporations for federal income tax purposes and (iv) any required consents of any regulatory authorities have been obtained. The Partnership Interest as General Partner of the former General Partner shall be treated as though it were an equivalent general partner's interest in the Reconstituted Partnership, and shall be subject to disposition at the option of the general partner of the Reconstituted Partnership in the manner provided in Section 14.6.1 (which option must be exercised contemporaneously with the selection of the new general partner).

         15.2.2 Upon an event described in this Section 15.2, all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership of the Partnership and to enter into a new partnership agreement and certificate of limited partnership of the Reconstituted Partnership, and the general partner of the Reconstituted Partnership may for this purpose and all purposes stated therein exercise the power of attorney granted pursuant to
Article 10 or in the Transfer Application.

         15.3  Liquidation.

         15.3.1 Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 15.2, the General Partner or in the event the dissolution was caused by an event described in Section 15.1.2, a liquidator or liquidating committee elected by a Majority Interest, shall be the Liquidating Trustee. The Liquidating Trustee shall liquidate the Partnership Assets and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by applicable law:

                 15.3.1.1 the payment to creditors of the Partnership, other than Partners, in order of priority provided by law, including the establishment of reserves for the payment thereof;

                 15.3.1.2 pro rata payment to Partners for loans or other amounts owed to them by the Partnership;

                 15.3.1.3 to all Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1.3;

                 15.3.1.4 to the Partners in proportion to their respective Percentage Interests.

         15.3.2 The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the vote of a Majority Interest. The Liquidating Trustee shall


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



agree not to resign at any time without 60 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by written notice of removal approved by the vote of a Majority Interest. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall, within 90 days thereafter, be selected by a Majority Interest. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article 15, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner, under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding-up and liquidation of the Partnership as provided for herein. In the event a Majority Interest fails to approve of a Person to be the Liquidating Trustee as herein provided within 120 days following the event of dissolution or fails to approve of a successor and substitute Liquidating Trustee within the time period set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

         15.4 Distribution in Kind. Notwithstanding the provisions of Section
15.3 which require the liquidation of the Partnership Assets, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its absolute discretion, defer for a reasonable time the liquidation of any Partnership Assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with Section 15.3, undivided interests in such Partnership Assets as the Liquidating Trustee deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such Partnership Assets at such time. The Liquidating Trustee shall determine the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as it may adopt.

         15.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership Assets as provided in Sections
15.3 and 15.4, the Partnership shall be terminated, and the Liquidating Trustee (or the General Partner or Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

         15.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 15.3 in order to minimize any losses otherwise attendant upon such winding up.

         15.7 Return of Contributions. The General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership Assets.

         15.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.


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         15.9 Waiver of Partition. Each Partner hereby waives any and all rights that it may have to maintain an action for partition of the Partnership's
Assets.

     ARTICLE 16 -- AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

         16.1 Amendments to be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's power of attorney), without the consent at the time of any Limited Partner or Assignee (each Person who accepts LP Units being deemed to approve of any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                 16.1.1 a change in the name of the Partnership or the location of the principal place of business of the Partnership;

                 16.1.2 the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

                 16.1.3 a change that is necessary or advisable in the opinion of the General Partner to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes;

                 16.1.4 a change that (i) in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, (iii) is necessary or desirable to facilitate the trading of the LP Units or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the LP Units are or will be listed for trading, compliance with any of which the General Partner deems to be in the best interests of the Partnership and the Limited Partners or (iv) is required or contemplated by this Agreement or the Registration Statement;

                 16.1.5 an amendment that is necessary, as reflected in an Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

                 16.1.6 a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of the Delaware Act if the provisions of the Delaware Act are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section 16.1.6 shall be applicable only if such changes are not materially adverse to the Limited Partners;

                 16.1.7 Subject to the terms of Section 4.4, a change that is necessary or desirable in connection with the issuance of any class of LP Units pursuant to Section 4.3;

                 16.1.8  a change that is authorized by Section 9.7; or


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



                 16.1.9  any other amendments similar to the foregoing.

         16.2 Amendment Procedures. Except as provided in Sections 16.1 and 16.3, all amendments to this Agreement shall be made in accordance with the following requirements:

         16.2.1 Amendments of this Agreement may be proposed solely by the General Partner by submitting the text of the amendment to all Limited Partners in writing.

         16.2.2 If an amendment is proposed, the General Partner may call a meeting of the Limited Partners to consider and vote on the proposed amendment or solicit the written approval by the Limited Partners unless, in the opinion of counsel to the Partnership, such proposed amendment would be illegal under Delaware law if adopted. Subject to Section 16.3, a proposed amendment shall be effective upon its adoption by the General Partner and the affirmative vote of a Majority Interest unless a greater or different percentage or a class vote is required by this Agreement. The General Partner shall keep all Partners advised of the status of any proposed amendment and shall notify all Partners upon final adoption or rejection of any proposed amendment.

         16.3 Special Amendment Requirements. Notwithstanding the provisions of Sections 16.1 and 16.2,

                 16.3.1 Unless approved by the General Partner and by Limited Partners holding at least 90% of the issued and outstanding LP Units, voting as separate classes, no amendment to this Agreement, other than amendments pursuant to Section 16.1, shall be permitted unless the Partnership has received an Opinion of Counsel that such amendment (i) would not cause the loss of limited liability of the Limited Partners under this Agreement or the limited partner of the Operating Partnership under the Operating Partnership Agreement and (ii) would not cause the Partnership or the Operating Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes.

                 16.3.2 If the effect of any amendment shall be to affect materially and adversely any holders of LP Units of a particular class in relation to any other class of LP Units or the General Partner interest in the Partnership, the affirmative vote of Record Holder's holding at least a majority in interest of the Outstanding LP Units of the class so affected (excluding for purposes of such determination, LP Units of such class owned by the General Partner and its Affiliates, unless the General Partner and its Affiliates own all of the LP Units of such class) shall be required to adopt such amendment.

                 16.3.3 No provision of this Agreement which establishes a percentage of the Partners (or an identified class or other portion thereof) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting requirement, unless such amendment is approved by written approval or the affirmative vote of Record Holders whose aggregate LP Units constitute not less than the voting requirement sought to be reduced.

         16.4 Meetings. Meetings of the Limited Partners may be called only by the General Partner or the Liquidating Trustee, if any. Action at the meeting shall be limited to those matters specified in the call of the meeting. Limited Partners may vote either in person or by proxy at any meeting. No action shall be taken at any meeting unless the Partnership has received an Opinion of Counsel that such action (i) would not cause the loss of limited liability of the Limited Partners under this Agreement and (ii) would not cause the Partnership to be taxed as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes. Each Limited Partner shall have one vote for each LP Unit of which he is a Record Holder on the Record Date for such vote, and may cast such vote in person or by proxy. Except as provided in Section 16.11, no action shall be taken by the Limited Partners without a meeting duly called and held. Except as otherwise required by the terms of this Agreement, and except as otherwise required by law, when a quorum is present at a meeting of Limited Partners as specified in Section 16.9, the vote of a Majority Interest present in person or by proxy at such meeting shall decide all matters submitted to the Limited Partners for determination at such meeting. For meetings at which there


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



is class voting, the foregoing provisions shall be applied separately to the Limited Partners holding each class of LP Units.

         16.5 Notice of a Meeting. Notice of a meeting called pursuant to
Section 16.4 shall be given either personally in writing or by mail or other means of written communication addressed to each Limited Partner at the address of the Limited Partner appearing on the books of the Registrar or the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article 16 executed by the General Partner or the Registrar, Transfer Agent or mailing organization shall be prima facie evidence of the giving of notice. If any notice addressed to a Limited Partner at the address of the Limited Partner appearing on the books of the Partnership or the Registrar is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

         16.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners, the General Partner or the Liquidating Trustee, if any, may set a Record Date, which shall not be less than ten days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the LP Units are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).

         16.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 16.

         16.8 Waiver of Notice. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

         16.9 Quorum. A majority of the Outstanding LP Units of the class for which a meeting is to be held represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by Limited Partners holding the requisite number of LP Units specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the General Partner or upon the affirmative vote of Limited Partners holding a majority of the LP Units represented either in person or by proxy, but no other business may be transacted. For meetings at which there is class voting, the foregoing provisions shall be applied separately to the Limited Partners holding each class of LP Units.

         16.10 Conduct of Meeting. The General Partner or the Liquidating Trustee, if any, shall have full power and authority concerning the manner of conducting any meeting of Limited Partners including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 16.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner


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



or the Liquidating Trustee, as the case may be, shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting in either case including, without limitation, a Partner or an employee or agent of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make such other regulations consistent with applicable law and this Agreement as they may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

         16.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if (i) an approval in writing setting forth the action so taken is signed by Limited Partners holding not less than the minimum number of LP Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted and (ii) such action is approved in writing by the General Partner. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved such action in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the LP Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the LP Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient consents are deposited with the Partnership, and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

         16.12  Voting and Other Rights.

         16.12.1 Only Limited Partners who are Record Holders of LP Units on the Record Date set pursuant to Section 16.6 shall be entitled to notice of, or to vote at, a meeting of Limited Partners; provided, however, that the admission of such Record Holder as a Limited Partner may have occurred at any time prior to the taking of the vote at such meeting. With respect to voting rights attributable to LP Units that are owned by Assignees who have not yet been admitted as Limited Partners, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising voting rights in respect of such LP Units on any matter, vote such LP Units at the written direction of such Record Holder; or, if no such direction is given, the General Partner shall exercise voting rights with respect to such LP Units.

         16.12.2 With respect to LP Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such LP Units are registered, such broker, dealer or other agent shall, in exercising any voting rights in respect of such LP Units on any matter, vote such LP Units in favor of, and at the direction of, the Person on whose behalf such broker, dealer or other agent is holding such LP Units, and the Partnership shall be entitled to assume it is so acting without further inquiry.

         16.12.3 Except as otherwise specifically provided herein, if the General Partner is also a Limited Partner by virtue of its ownership of LP Units, it may vote its LP Units on any matter submitted to the Limited Partners for consideration in such manner as it in its sole discretion shall determine.


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




                              ARTICLE 17 -- MERGER

         17.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

         17.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         17.2.1 The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         17.2.2 The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

         17.2.3 The terms and conditions of the proposed merger or consolidation;

         17.2.4 The manner and basis of exchanging or converting the equity securities of each constituent business entity for or into cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (a) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (b) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         17.2.5 A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         17.2.6 The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section hereof or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

         17.2.7 Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

         17.3  Approval by Limited Partners of Merger or Consolidation.

         17.3.1 The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners whether at a meeting or by written consent,


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



in either case in accordance with the requirements of Article 16 hereof. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

         17.3.2 The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding LP Units of each class (provided that with respect to the class vote of Senior Preference Units, Senior Preference Units owned by the General Partner and its Affiliates shall be excluded and provided further that the holders of Preference Units and Preference B Units shall vote together as a single class) unless the Merger Agreement contains any provision which, if contained in an amendment to the Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Percentage Interests of the Limited Partners or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

         17.3.3 After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to
Section 17.4 hereof, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         17.4 Certificate of Merger. Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         17.5  Effect of Merger.

         17.5.1  Upon the effective date of the certificate of merger:

                 17.5.1.1 all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business Entity;

                 17.5.1.2 the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                 17.5.1.3 all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                 17.5.1.4 all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         17.5.2 A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                    ARTICLE 18 -- RIGHT TO PURCHASE LP UNITS

         18.1 Right to Purchase. Notwithstanding any other provision of this Agreement, if at any time after the Preference Period less than 750,000 LP Units (such number to be increased or decreased from time to time in proportion to any distributions, combination or subdivisions of the LP Units) are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which it may assign and transfer to the Partnership or any of its Affiliates, exercisable in its sole discretion, to purchase all, but not less than all, of the Outstanding LP Units held by Persons other than the General Partner and its Affiliates. The price payable


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



for any LP Units of a particular class will be the greater of (i) the Current Market Price as of the date the General Partner mails written notice of its election to purchase Outstanding LP Units or (ii) the highest cash price paid by the General Partner or any of its Affiliates for any LP Unit of such class purchased within the ninety days next preceding the date on which a Notice of Election to Purchase is given to the Registrar pursuant to Section 18.2.1, if any such purchase occurred during such period.

         18.2  Procedure.

         18.2.1 In the event the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise such right to purchase LP Units pursuant to this Article 18, the General Partner shall deliver to the Registrar written notice of such election to purchase (hereinafter in this Article 18 called the "Notice of Election to Purchase") specifying the date (the "Purchase Date") on which such purchase is to be effected and shall cause the Registrar to mail a copy of such Notice of Election to Purchase to the Record Holders at least ten, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be printed in the English language and published in daily newspapers of general circulation in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the class of LP Units to be purchased, the Purchase Date and the Purchase Price and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such LP Units, upon surrender thereof in exchange for payment, at such office or offices of the Registrar as the Registrar may specify, or as may be required by any National Securities Exchange on which the LP Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of LP Units at his address as reflected in the records of the Registrar shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Registrar cash in an amount equal to the purchase price of the LP Units to be purchased. If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten days prior to the Purchase Date, and if on or prior to the Purchase Date the Purchase Funds shall have been deposited with the Registrar in trust for the benefit of the holders of LP Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any LP Unit Certificates shall not have been surrendered for purchase, all rights of the holders of such LP Units (including, without limitation, any rights pursuant to Articles 4, 5 and 16) shall thereupon cease, except the right to receive the Purchase Price thereof, without interest, upon surrender to the Registrar of the Unit Certificates representing LP Units, and such LP Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Registrar and the Partnership, and the General Partner or any Affiliate of the General Partner or the Partnership, as the case may be, shall be deemed to be the owner of all such LP Units from and after the Purchase Date and shall have the rights as the owner of such LP Units (including, without limitation, all rights as owner of such LP Units pursuant to Articles 4, 5 and
16).

         18.2.2 At any time from and after the Purchase Date, a Record Holder of an issued and outstanding LP Unit subject to purchase as provided in this
Article 18 may surrender his Unit Certificate evidencing such LP Unit to the Registrar in exchange for payment of the Purchase Price therefor, without interest thereon.

                        ARTICLE 19 -- GENERAL PROVISIONS

         19.1 Addresses and Notices. The address of the General Partner for all purposes shall be the address set forth on the books and records of the Partnership and for each Limited Partner or Assignee the address set forth in the books and records of the Partnership or such other address of which the General Partner has received written notice. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.

         19.2 Consent of Limited Partners. By acceptance of a Unit Certificate, each Limited Partner expressly approves and agrees that, whenever in this Agreement it is specified that an action may be taken upon the


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



affirmative vote of less than all of the Limited Partners, such action may be so taken upon the concurrence of less than all of the Limited Partners and each Limited Partner shall be bound by the results of such action.

         19.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

         19.4 Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         19.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

         19.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         19.7 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         19.8 Creditors. Except for the provisions of Section 6.2, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

         19.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         19.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

         19.11 Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed under the substantive laws of the State of Delaware as now adopted or as may hereafter be amended, and such laws shall govern this Agreement, without regard to the principles of conflicts of law.

         19.12 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the ____ day of May, 1995.

                                GENERAL PARTNER:

                             KANEB PIPE LINE COMPANY

                             By: . . . . . . . . . . . . . . . . . . . . . . .
                             Name:
                             Title:

                             LIMITED PARTNERS:

                             All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner

                                  By: Kaneb Pipe Line Company General Partner,
                                      as attorney-in-fact for all Limited
                                      Partners pursuant to the Powers of
                                      Attorney granted pursuant to Article 10
                                      hereof

                              By: . . . . . . . . . . . . . . . . . . . . . . .
                              Name:
                              Title:

                                                                   APPENDIX A-1

                                   CERTIFICATE
                                       FOR
                             SENIOR PREFERENCE UNITS
                                       IN
                         KANEB PIPE LINE PARTNERS, L.P.

No.

                                                         Senior Preference Units

         Kaneb Pipe Line Company, a Delaware corporation, as the General Partner of Kaneb Pipe Line Partners, L.P. ("Partnership"), a Delaware limited
partnership, hereby certifies that             (the "Holder") is the registered
owner of       Senior Preference Units of limited partner interests in the
Partnership ("Senior Preference Units"). The rights, preferences and limitations of the Senior Preference Units are set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as the same may, from time to time, be amended and restated, under which the Partnership was formed and is existing, copies of which are on file at the principal office of the General Partner in Richardson, Texas. The rights, preferences and limitations of the LP Units (as defined in the Partnership Agreement) are set forth in the Partnership Agreement, the terms of which are incorporated herein by reference.

         The Holder, by accepting this Certificate, is deemed to have (i) agreed to become a Substituted Limited Partner (as defined in the Partnership Agreement) and to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and any liquidator of the Partnership the Holder's attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment of the Partnership Agreement, and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Holder's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (iv) made the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.

         This Certificate and the LP Units evidenced hereby are transferable in accordance with the terms of the Partnership Agreement.

         This Certificate shall not be valid for any purpose unless manually countersigned by the Registrar (as defined in the Partnership Agreement).

         Dated:

Countersigned by:                            KANEB PIPE LINE PARTNERS, L.P.

American Stock Transfer & Trust Co.          By: KANEB PIPE LINE COMPANY, as
as Registrar,                                General Partner




By:                                          By:
    -------------------                          -----------------------------

                                      A-1-1

                      [Form of Reverse Side of Certificate]

                             ASSIGNMENT OF LP UNITS

         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

Please print or typewrite name             Please insert Social Security or
and address of Assignee                    other identifying number of Assignee


all right and interest of the Assignor in the aforementioned LP Units, and irrevocably constitutes and appoints the General Partner of Kaneb Pipe Line Partners, L.P. (the "Partnership"), as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:                                                    Signature:

Signature Guaranteed:

         NOTE: The signature to any endorsement hereon must correspond to the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an Eligible Guarantor Institution (a bank, trust company, member of a national securities exchange, savings and association, or credit union with membership in an approved signature guarantee program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      A-1-2

                                                                   APPENDIX A-2

                                   CERTIFICATE
                                       FOR
                                PREFERENCE UNITS
                                       IN
                         KANEB PIPE LINE PARTNERS, L.P.

No.

                                                                Preference Units

         Kaneb Pipe Line Company, a Delaware corporation, as the General Partner of Kaneb Pipe Line Partners, L.P. ("Partnership"), a Delaware limited
partnership, hereby certifies that               (the "Holder") is the
registered owner of     Preference Units of limited partner interests in the
Partnership ("Preference Units"). The rights, preferences and limitations of the Preference Unit are set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as the same may, from time to time, be amended and restated, under which the Partnership was formed and is existing, copies of which are on file at the principal office of the General Partner in Richardson, Texas. The rights, preferences and limitations of the LP Units (as defined in the Partnership Agreement) are set forth in the Partnership Agreement, the terms of which are incorporated herein by reference.

         The Holder, by accepting this Certificate, is deemed to have (i) agreed to become a Substituted Limited Partner (as defined in the Partnership Agreement) and to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and any liquidator of the Partnership the Holder's attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment of the Partnership Agreement, and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Holder's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (iv) made the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.

         This Certificate and the LP Units evidenced hereby are transferable in accordance with the terms of the Partnership Agreement.

         This Certificate shall not be valid for any purpose unless manually countersigned by the Registrar (as defined in the Partnership Agreement).

         Dated:

Countersigned by:                              KANEB PIPE LINE PARTNERS, L.P.

American Stock Transfer & Trust Co.            By: KANEB PIPE LINE COMPANY, as
as Registrar,                                  General Partner

By:                                            By:
    ---------------------------                    ---------------------------

                                      A-2-1

                      [Form of Reverse Side of Certificate]

                             ASSIGNMENT OF LP UNITS

         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

Please print or typewrite name          Please insert Social Security or
and address of Assignee                 other identifying number of Assignee

all right and interest of the Assignor in the aforementioned LP Units, and irrevocably constitutes and appoints the General Partner of Kaneb Pipe Line Partners, L.P. (the "Partnership"), as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:                                         Signature:

Signature Guaranteed:

         NOTE: The signature to any endorsement hereon must correspond to the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an Eligible Guarantor Institution (a bank, trust company, member of a national securities exchange, savings and association, or credit union with membership in an approved signature guarantee program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      A-2-2

                                                                   APPENDIX A-2

                                   CERTIFICATE
                                       FOR
                               PREFERENCE B UNITS
                                       IN
                         KANEB PIPE LINE PARTNERS, L.P.

No.

                                                             Preference B Units

         Kaneb Pipe Line Company, a Delaware corporation, as the General Partner of Kaneb Pipe Line Partners, L.P. ("Partnership"), a Delaware limited
partnership, hereby certifies that            (the "Holder") is the registered
owner of Preference B Units of    limited partner interests in the Partnership
("Preference B Units"). The rights, preferences and limitations of the Preference B Unit are set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as the same may, from time to time, be amended and restated, under which the Partnership was formed and is existing, copies of which are on file at the principal office of the General Partner in Richardson, Texas. The rights, preferences and limitations of the LP Units (as defined in the Partnership Agreement) are set forth in the Partnership Agreement, the terms of which are incorporated herein by reference.

         The Holder, by accepting this Certificate, is deemed to have (i) agreed to become a Substituted Limited Partner (as defined in the Partnership Agreement) and to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and any liquidator of the Partnership the Holder's attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment of the Partnership Agreement, and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Holder's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (iv) made the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.

         This Certificate and the LP Units evidenced hereby are transferable in accordance with the terms of the Partnership Agreement.

         Dated:

                                               KANEB PIPE LINE PARTNERS, L.P.

                                               By: KANEB PIPE LINE COMPANY, as
                                               General Partner


                                               By:
                                                   ----------------------------

                                      A-3-1

                      [Form of Reverse Side of Certificate]

                             ASSIGNMENT OF LP UNITS

         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

Please print or typewrite name        Please insert Social Security or
and address of Assignee               other identifying number of Assignee


all right and interest of the Assignor in the aforementioned LP Units, and irrevocably constitutes and appoints the General Partner of Kaneb Pipe Line Partners, L.P. (the "Partnership"), as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:                                              Signature:

Signature Guaranteed:

         NOTE: The signature to any endorsement hereon must correspond to the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an Eligible Guarantor Institution (a bank, trust company, member of a national securities exchange, savings and association, or credit union with membership in an approved signature guarantee program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      A-3-2

                                                                  APPENDIX A-4

                                   CERTIFICATE
                                       FOR
                                  COMMON UNITS
                                       IN
                         KANEB PIPE LINE PARTNERS, L.P.

No.

                                                                    Common Units

         Kaneb Pipe Line Company, a Delaware corporation as the General Partner of Kaneb Pipe Line Partners, L.P. ("Partnership"), a Delaware limited
partnership, hereby certifies that               (the "Holder") is the
registered owner of     Common Units of limited partner interests in the
Partnership ("Common Units"). The rights, preferences and limitations of the Common Unit are set forth in the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), as the same may, from time to time, be amended and restated, under which the Partnership was formed and is existing, copies of which are on file at the principal office of the General Partner in Richardson, Texas. The rights, preferences and limitations of the LP Units (as defined in the Partnership) are set forth in the Partnership Agreement, the terms of which are incorporated herein by reference.

         The Holder, by accepting this Certificate, is deemed to have (i) agreed to become a Substituted Limited Partner (as defined in the Partnership Agreement) and to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority necessary to enter into the Partnership Agreement,
(iii) appointed the General Partner and any liquidator of the Partnership the Holder's attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, any amendment of the Partnership Agreement, and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Holder's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (iv) made the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the approvals contained in the Partnership Agreement.

         Dated:

                                            KANEB PIPE LINE PARTNERS, L.P.

                                            By: KANEB PIPE LINE COMPANY, as
                                            General Partner


                                            By:
                                                ------------------------------

                                      A-4-1

                      [Form of Reverse Side of Certificate]

                             ASSIGNMENT OF LP UNITS

         FOR VALUE RECEIVED, the undersigned (the "Assignor") hereby assigns, conveys, sells and transfers unto

Please print or typewrite name         Please insert Social Security or
and address of Assignee                other identifying number of Assignee


all right and interest of the Assignor in the aforementioned LP Units, and irrevocably constitutes and appoints the General Partner of Kaneb Pipe Line Partners, L.P. (the "Partnership"), as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:                                              Signature:

Signature Guaranteed:

         NOTE: The signature to any endorsement hereon must correspond to the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. If the endorsement is executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity, and proper evidence of authority to act in such capacity, if not on file with the Partnership or its transfer agent, must be forwarded with this Certificate. The signature must be guaranteed by an authorized employee of a bank, trust company or member of a national securities exchange.


                                      A-4-2

                                                                    APPENDIX B

         No assignment of LP Units evidenced by an LP Unit Certificate will be registered on the books of the Registrar or of Kaneb Pipe Line Partners, L.P. unless an Application for Transfer of LP Units has been executed and delivered by an assignee. An assignor of LP Units shall have no duty to an assignee with respect to the requirement of delivery of an executed transfer application in order for an assignee to obtain registration of transfer of the LP Units.

                      APPLICATION FOR TRANSFER OF LP UNITS

         The undersigned (the "Applicant") hereby applies for transfer to the name of the Applicant of the LP Units evidenced by an LP Unit Certificate.

         The Applicant (i) agrees to be bound by the terms and conditions of the LP Unit Certificate, (ii) requests admission as a Substituted Limited Partner in Kaneb Pipe Line Partners, L.P. (the "Partnership") and agrees to comply with and be bound by and hereby executes the Agreement of Limited Partnership of the Partnership, as amended and restated to the date hereof (the "Partnership Agreement"), (iii) represents and warrants that the Applicant has all right, power and authority necessary to enter into the Partnership Agreement, (iv) appoints the General Partner and any liquidator of the Partnership the Applicant's attorney to execute, swear to, acknowledge and file any document, including the Partnership Agreement, an amendment of the Partnership Agreement and the Certificate of Limited Partnership of the Partnership, necessary or appropriate for the Applicant's admission as a Substituted Limited Partner in the Partnership and as a party to the Partnership Agreement, (v) makes the powers of attorney provided for in the Partnership Agreement as set forth below and (vi) makes the waivers and gives the approvals contained in the Partnership Agreement.

         The Applicant hereby constitutes and appoints the General Partner of the Partnership and any liquidator of the Partnership (and any successor to either thereof by merger, assignment, election or otherwise) with full power of substitution as the Applicant's true and lawful agent and attorney-in-fact, with full power and authority in the Applicant's name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) the Partnership Agreement, all certificates and other instruments and all amendments thereof, which such General Partner or such liquidator deems reasonable and appropriate or necessary to qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or such liquidator deems appropriate or necessary to reflect any amendment, change or modification of the Partnership Agreement in accordance with its respective terms; and (C) all conveyances and other instruments or documents that the General Partner or such liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of the Partnership Agreement, including a Certificate of Cancellation.

         The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Applicant and the transfer of all or any portion of the Applicant's interest in the Partnership and shall extend to the Applicant's heirs, successors, assigns and personal representatives.

          Date                                   Signature of Applicant

    Social Security                       Signature of Joint Applicant, if any
   or other taxpayer
     identification
  number of Applicant

                                              City        State        Zip Code

     Purchase Price                           City       State         Zip Code
(including commissions, if any)

Type of Entity (check one):

       Individual                         Partnership                Corporation

         Trust                            Other
                                          (specify):

If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof, or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Applicant is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, the above certification as to any person for whom the Applicant will hold the LP Unit shall be made to the best of the Applicant's knowledge.


                                       B-2